Exhibit 99.2

Collaboration Agreement

This Collaboration Agreement (“Agreement”) dated September 26, 2023, is entered into by and between:

(1)	GlobeStar Therapeutics Corporation, a Wyoming corporation (“GlobeStar”), 719 Jadwin Ave, Richland, Washington 99352, email: jim@katzaroff.com, and its wholly-owned subsidiary, SomaCeuticals, Inc., a Texas corporation, (“Soma”), 2500 Wilcrest Drive, Suite 300, Houston, Texas 77042, email: jim@katzaroff.com. GlobeStar and Soma are collectively referred to as “GTC”; on the one hand, and

(2)	SMI HealthCare LLC, a Wyoming limited liability company (“SMIHC”), 9663 Santa Monica Blvd., Suite 1048, Beverly Hills, CA 90210, email: ____________, and its affiliate in formation in India (herein, “IndiaCo”), email: _____________. SMIHC, IndiaCo and their respective direct or indirect subsidiaries are collectively referred to as “SMIG,” on the other.

Each of GTC and SMIG is sometimes referred to herein as a “Party” and collectively as the “Parties.”

Whereas Fabrizio de Silvestri, of Terni, Italy has been engaged in clinical research to develop a method of treating neurodegeneration, by administering a synergistically effective amount of the composition to an individual suffering from Multiple Sclerosis , to stabilize the progress of the MS and improve the quality of life for this patient population;

Whereas Multiple Sclerosis (“MS”) is a chronic disease in which the immune system of the individual attacks the central nervous system and affects nerve cells;

Whereas the research of Fabrizio de Silvestri has resulted in patents and patent applications that cover treatments of MS;

Whereas 7 to Stand, Corp., a Delaware corporation, having its principal office at P.O. Box 273, Bronxville, New York 10708 (“Stand”), as the owner of the foregoing patents and patent applications, entered into an exclusive Amended Exclusive License Agreement with Soma dated as of August 23, 2020 (the “Soma License Agreement”) to provide an exclusive license to Soma for the Patent Rights;

Whereas GTC is a development stage company that owns Soma and intends to use the Patent Rights licensed to Soma to develop and commercialize products to treat MS;

Whereas personnel of SMIG have expertise in health care, including experience with Regulatory Authorities in India, including for arranging for trials in India, and arranging for sales and marketing of health care products and services in India and other developing nations;

Whereas SMIHC will hereafter form a separate company, IndiaCo, to provide services hereunder and potentially a range of services to the health care industry in India and developing nations;

Whereas GTC is seeking funding for its responsibilities pursuant to this Agreement;

Whereas subject to the terms and conditions of this Agreement and the limitations and restrictions set forth herein, the purposes of the Parties’ collaboration hereunder are primarily that: (i) IndiaCo will assist GTC with respect to a range of services that are intended to support GTC’s regulatory process, including endeavoring to arrange and monitoring the Initial Clinical Trial; (ii) if mutually agreed by the Parties, IndiaCo will endeavor to arrange manufacturing of GTC Products in the Territory; (iii) IndiaCo will endeavor to distribute, sell and arrange distribution for GTC Products in the Territory and to the NGO Group; (iv) IndiaCo may elect to manufacture, distribute and sell IndiaCo Products in the Territory and to the NGO Group; and (v) IndiaCo will endeavor to otherwise license and exploit GTC-IP and IndiaCo-IP in the Territory and to the NGO Group.

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Whereas GTC acknowledges that any Clinical Study in India must comply with all applicable Rules, including that for a non-India company an Indian authorized agent or a subsidiary of the foreign company that complies with all applicable Rules must undertake the Clinical Study, the Clinical Study will have to align with Guidelines for International Collaboration/Research Projects in Health Research and must be submitted to the Indian Council for Medical Research (“ICMR”) for approval of the Government of India through the Health Ministry Screen Committee (“HMSC”), all of which requires knowledgeable advisors and an experienced, capable Indian law firm.

Whereas GTC intends that the Initial Clinical Trial will be designed for the purpose of obtaining regulatory approval to manufacture, sell and distribute GTC Products in India, and potentially other countries of the Territory, and that one or more subsequent Clinical Trials will be designed for the purpose of obtaining regulatory approval to sell and distribute GTC Products in the United States and/or elsewhere. The Parties acknowledge that except for the Initial Clinical Trial, other Clinical Trials might be undertaken by GTC outside of the Territory and, therefore, without SMIG’s involvement pursuant to this Agreement.

Whereas references herein to actions to be taken by GTC or a GTC designee, or payments due to GTC or a GTC designee, are references to actions to be taken by a company designated from time-to-time by GlobeStar, and payments to be made to or by a company and to or from an account(s) designated from time- to-time by GlobeStar.

Whereas references herein to actions to be taken by SMIG, SMIHC or an SMIHC designee, or payments due to SMIG or SMIHC or an SMIHC designee, are references to actions to be taken by a company designated from time-to-time by SMIHC, and payments to be made to or by a company and to or from an account(s) designated from time-to-time by SMIHC. SMIHC may delegate such authority to IndiaCo.

Whereas references herein to actions to be taken by IndiaCo or an IndiaCo designee, or payments due to IndiaCo, are references to actions to be taken by a company designated from time-to-time by SMIHC, and payments to be made to or by a company and to or from an account(s) designated from time-to-time by SMIHC. SMIHC may delegate such authority to IndiaCo.

Now, Therefore, the Parties hereby agree on the foregoing recitals and further agree as follows:

I.          Definitions and Licenses

1.          Certain Definitions:

“Adjusted Deductible Costs” means Deductible Costs, excluding the purchase price for GTC Products paid to GTC.

“Additional Services” is defined in Section 5.2.

“Change Order” means any amendment or addendum to a Work Order executed by the Parties.

“Clinical Trial” means an interventional clinical study of the efficacy and risks of one or more GTC Products undertaken in the Territory with the goal of assessing its effects on human health in accordance with the New Drugs and Clinical Trial Rules of 2019. There may be more than one Clinical Trial. The term “Clinical Trial” does not include the regulatory filings or Intellectual Property Rights filings required to permit a Clinical Trial to occur, or that may utilize results of the Clinical Trial to obtain approvals to manufacture, license, sell or distribute GTC Products.

“Data” means any and all information Processed by a Party under this Agreement that relates to personal information of an identifiable individual, such as first and last name, tax number, other government- issued identifiers, date of birth, e-mail address, IP address, credit card number, financial account number, and health information or medical records.

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“Deductible Costs” means as to GTC Products and IndiaCo Products, as applicable: (i) cost of goods sold, including (a) for GTC Products sold to SMIG, the price paid by SMIG to GTC for such GTC Products, and (b) for IndiaCo Products, the manufacturing costs thereof, (ii) royalties or participations payable hereunder to the other Party for those products, (iii) marketing, advertising and sales costs for those products, and (iv) support and warranty costs for those products.

“Deposit” is a collective term that means the aggregate of the sums deposited in accordance with Section 16 in one or more accounts held by SMIG and/or LocalCos (A) prior to each of the following: (i) commencement of a Work Order, (ii) formation of each LocalCo, (iii) each Clinical Trial, (iv) each major manufacturing activity, and (v) each other major activity not otherwise included within another Deposit, and (B) deposited in accordance with Section 16 to top up the amount remaining from the prior Deposit.

“Effective Date” means the date on which the last to occur of the following occurs: (i) GlobeStar, Soma and SMIHC execute and exchange copies of this Agreement; (ii) GlobeStar and Soma advise SMIHC by Notice that its board of directors has approved of the execution, delivery and performance of this Agreement; and (iii) SMIHC advises GlobeStar and Soma by Notice that its manager has approved of the execution, delivery and performance of this Agreement.

“Exchange Rate” means the New York foreign exchange selling rate for the applicable local currency for trading among banks in amounts of $1,000,000 or more, as quoted at 4:00 p.m. Eastern time on the last day of the calendar month preceding the applicable due date as reported in the Wall Street Journal, or it ceases publishing such information, another major financial publication.

“FDA” means the United States Food and Drug Administration.

“Force Majeure” means any cause or event beyond the control of an affected Party such as fires, earthquakes, lightning, floods, explosions, storms, landslides and other acts of natural calamity or acts of God; navigational accidents or maritime peril; vessel damage or loss; strikes, grievances, actions by or among workers or lock-outs; accidents at, closing of, or restrictions upon the use of mooring facilities, docks, ports, pipelines, harbors, railroads or other navigational or transportation mechanisms; disruption or breakdown of, explosions or accidents to wells, storage plants, refineries, terminals, machinery or other facilities; acts of war, hostilities (whether declared or undeclared), civil commotion, embargoes, blockades, terrorism, sabotage or acts of the public enemy; change in a law or regulation making a particular action unlawful; interference, failure or cessation of supplies reasonably beyond the control of a Party, provided: (i) the Party takes all reasonable actions to avoid or mitigate the event and its impact on that Party’s performance hereunder, and (ii) by the exercise of due diligence, such Party could not have been able to avoid or overcome that event. Covid 19 or other health events are not a Force Majeure; provided, however, that a lock down by Government order or similar order may be a Force Majeure depending upon the facts and circumstances thereof.

“Formation Services” means IndiaCo’s services to direct professionals in India to form India-LocalCo. “GTC-IP” means the Patent Rights and any other Intellectual Property Rights licensed hereunder by GTC to SMIG.

“GTC Product” means a product or service manufactured by or for GTC and made available under this Agreement for distribution or sale by IndiaCo in the Territory and to the NGO Group, consisting of Licensed Products, Licensed Methods and potentially also other GTC products or services.

“GTC Use” means the use of IndiaCo-IP by GTC in (i) developing, manufacturing and distributing Licensed Products and Licensed Methods, and (ii) regulatory and Intellectual Property Rights filings and litigation pertaining thereto.

“IIP Period” is defined in Section 18.1.

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“IndiaCo-IP” means the results and proceeds of any services performed by IndiaCo pursuant to this Agreement, including the Intellectual Property Rights therein.

“IndiaCo-IP-G” means IndiaCo-IP when used for the GTC Use. “India-LocalCo” is defined in Section 6.2.

“IndiaCo Product” means a Licensed Product or Licensed Method manufactured by or for IndiaCo. A GTC Product for which IndiaCo arranges manufacturing pursuant to this Agreement is not an IndiaCo Product; rather, it is a GTC Product, even if GTC sells that GTC Product to IndiaCo for distribution or sale pursuant to this Agreement. To the extent a product, service or method manufactured, distributed or sold by IndiaCo is not a Licensed Product and does not otherwise utilize GTC-IP, that IndiaCo product, service or method is not an IndiaCo Product and is not subject to this Agreement.

“IndiaCo Services” means the services and deliverables undertaken pursuant to Work Orders, including Phase A Services and Phase B Services pertaining to Clinical Trials, Regulatory matters, Intellectual Property Rights, and manufacturing, as described in Sections 6 through 10,, and Additional Services, if any.

“Infringement” is defined in Section 13.2.

“Initial Clinical Trial” means a Clinical Trial in India pursuant to this Agreement intended to satisfy the requirements for all approvals necessary to manufacture, license, sell and distribute the GTC Products included in that trial in India, and potentially other countries in the Territory. By U.S. standards, this trial would generally include FDA Clinical Trial Phases 1 and 2, and possibly certain elements of FDA Clinical Trial Phase 3, and is unlikely to satisfy all FDA requirements for Clinical Trials for marketing authorization.

“Intellectual Property Rights” means intellectual property rights recognized in any country or jurisdiction in the world, including, without limitation, (i) patents, patent applications, patent disclosures, and rights of priority; (ii) trademarks, service marks, trade dress, trade names, Internet domain names, slogans, logos, and corporate names, together with all the goodwill associated therewith, and registrations and applications pertaining thereto; (iii) copyrights (registered or unregistered), moral rights, and copyrightable works and registrations and applications for the registration thereof; (iv) computer software, data, databases, and documentation thereof; (v) trade secrets and other confidential information including ideas, inventions (whether or not patentable and whether or not reduced to practice), know-how, negative know-how, research information, drawings, specifications, designs, plans, proposals, financial and marketing plans, employee information, customer and supplier lists, and related information and marketing materials; and (vi) other intellectual property rights.

“Licensed Method” means any method or process on a country-by-country basis, the practice of which falls within the scope of a Valid Claim.

“Licensed Product” means on a country-by-country basis, any product or service, the making, having made, using, selling, offering for sale, importing, exporting, or performing in the country in question would (without the license granted in this Agreement) infringe directly, indirectly by inducement of infringement, or indirectly by contributory infringement, at least one pending Valid Claim in that country. GTC Products may include Licensed Products and products that are not Licensed Products. IndiaCo Products consist only of Licensed Products.

“LocalCo” is defined in Section 6.1.

“Management Services Agreement” is defined in Section 6.4.

“Net Recoveries” means all non-refundable monetary awards actually received by SMIG pursuant to Section 13.4.1 for enforcing GTC-IP and IndiaCo-IP-G through judgements or settlements of patent infringement suits, less two hundred percent (200%) of all litigation expenses, reasonable out-of-pocket

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expenses, reasonable costs, and other fees incurred by SMIG, provided that the deduction shall be reduced to one hundred percent (100%) in the circumstances described in Section 13.4.1.

“Net Sales” means the gross amount actually received by or on behalf of a Party or any Subsidiary thereof for sales, leases, licenses or other transfers of Licensed Methods, GTC-IP, GTC Products, IndiaCo Products and IndiaCo-IP-G, as applicable, less the following deductions to the extent applicable with respect to such sales, leases or other transfers and not previously deducted from the gross invoice price: (i) trade, quantity or cash discounts and rebates to the extent actually allowed and taken; (ii) amounts repaid or credited by reason of rejection or return of any previously sold, leased or otherwise transferred Licensed Methods, GTC-IP, GTC Products, IndiaCo Products and IndiaCo-IP-G, as applicable; (iii) customer freight, transit, or insurance charges; and (iv) any sales, value added or similar taxes, custom duties or other similar governmental charges, excluding taxes in the nature of income or profits taxes; provided that:

(A)	Any sales, leases, licenses or other transfers of Licensed Methods, GTC-IP, GTC Products, IndiaCo Products and IndiaCo-IP-G, as applicable by each of SMIHC, IndiaCo, GlobeStar, Soma to or from a respective Subsidiary thereof that is not for the purpose of resale by such Subsidiary will be equal to the fair market value of the Licensed Methods, GTC-IP, GTC Products, IndiaCo Products and IndiaCo-IP-G so transferred, assuming an arm’s length transaction made in the ordinary course of business; and

(B)	Any sales, leases, licenses or other transfers of Licensed Methods, GTC-IP, GTC Products, IndiaCo Products and IndiaCo-IP-G, as applicable each of SMIHC, IndiaCo, GlobeStar, Soma to or from a respective Subsidiary thereof for resale, release, relicense or other transfer by such Subsidiary to a Third Person will be excluded from Net Sales. Instead, Net Sales will be determined based on sale, release, relicense or other transfer by the foregoing to a Third Person purchaser.

“NGO Group” means (i) the International Monetary Fund, World Bank, World Health Organization, United Nations and other multilateral and international aid agencies and organizations, wherever located and wherever they may provide assistance; and (ii) Government relief and support agencies with respect to their relief operations for countries other than Canada, the United States, United Kingdom, and members of the European Union.

“Notice” is defined in Section 33.8.

“Patent Rights” means any and all rights of any kind or character recognized anywhere in the world arising from or related to: (i) the patents and patent applications listed in Appendix A; (ii) any patent or patent application that claims priority to and is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of any patent application identified in (i); (iii) any patent or patent application from which any patent application identified in (i) claims priority; (iv) any patents issuing on any patent application identified in (i), (ii), or (iii), including any reissues, renewals, reexaminations, substitutions or extensions thereof; (v) any claim of a continuation-in-part application or patent (including any reissues, renewals, reexaminations, substitutions or extensions thereof) that is entitled to the priority date of, and is directed specifically to subject matter specifically described in, at least one of the patents or patent applications identified in (i), (ii), (iii), or (iv); (vi) except as set forth herein with respect to the Territory, any foreign counterpart (including PCTs) of any patent or patent application identified in (i), (ii), (iii), or (iv), or of the claims identified in (v); and (vi) any supplementary protection certificates, pediatric exclusivity periods, any other patent term extensions and exclusivity periods and the like of any patents and patent applications identified in (i) through (v).

Unless the context clearly indicates otherwise, “Period” when used in reference to a portion of the Term refers only to the Services Period, Manufacturing and Distribution Period, and License Period.

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“Person” means any natural individual, legal person, firm, corporation, limited liability company, limited partnership, association, trust, charity, government department, agency, unit or other entity, or any other group or entity.

“Phase A” means that aspect of IndiaCo’s engagement described in Appendix 5.2.1.

“Phase A Services” mean those IndiaCo Services to be undertaken for Phase A as described in Appendix 5.2.1.

“Phase B” means that aspect of IndiaCo’s engagement described in Appendix 5.2.2.

“Phase B Services” mean those IndiaCo Services to be undertaken for Phase B as described in Appendix 5.2.2.

“Process” or “Processed” means obtaining, recording, holding or storing Data, or carrying out any operation or set of operations on Data, including organizing, adapting, altering, retrieving, disclosing, transmitting, disseminating, making available, aligning, combining, blocking, erasing, or destroying Data.

“Product Net Profits” means as to any particular GTC Products and IndiaCo Products, as applicable and for the particular period for which an accounting pertains, Net Sales thereof reduced by the Deductible Costs pertaining thereto.

“Regulatory Authority” means any applicable government authority involved in granting approvals for the manufacturing, distribution, or marketing of a Licensed Product or Licensed Method, including FDA, ICMR, HMSC, Central and State Drugs Standard Control Organization (“CDSCO”), Drug Controller General of India (“DCGI”), India state licensing authorities, and equivalent regulators in other countries of the Territory.

“Remaining Phase A Services” means those Phase A Services other than the Formation Services.

“Rule” means any applicable law, rule, regulation, court order, or other provision, order, decree, executive or judicial actions or pronouncements, judgements, or the equivalent having the force of law.

“Sublicense” means the grant, lease, license, sale, assignment or transfer by: (i) SMIHC, IndiaCo or a respective Subsidiary of either, authorizing a Third Person to use or exploit any GTC-IP, or (ii) by GTC, or a Subsidiary thereof, authorizing a Third Person to use or exploit any of the IndiaCo-IP.

Sublicensee” means any Person granted a Sublicense.

“Subsidiary” means a company that is directly or indirectly controlled and at least twenty-five percent (25%) directly or indirectly owned by the parent.

“Term” means the period from the Effective Date until the termination or expiration of the last to terminate or expire of the Services Period, Manufacturing and Distribution Period, and License Period, as defined below. The definition of “Term” does not include or refer to the IIP Period, as defined below.

“Territory” means the countries listed in Appendix B hereto, as the same may be modified from time- to-time by mutual agreement.

“Third Person” means any Person other than SMIHC, IndiaCo, GlobeStar, Soma and their respective Subsidiaries.

“Valid Claim” means a claim of an issued and unexpired patent within the Patent Rights that has not been (i) held permanently revoked, unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, (ii) rendered unenforceable through disclaimer or otherwise, (iii) abandoned, or (iv) permanently lost through an interference or opposition proceeding without any right of appeal or review.

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“Work Order” means Appendix 5.2.1, Appendix 5.2.2, each fully executed and delivered statement of work for Additional Services, and each fully executed and delivered Change Order. Unless the Parties agree otherwise, each Work Order will include a description of services, deliverables, timeline, compensation with respect thereto and such other matters as the Parties consider appropriate.

2.          License of GTC-IP to SMIG:

2.1.       License Grant. GTC hereby irrevocably grants to SMIG an exclusive license in the Territory and for the NGO Group in and to GTC-IP during the License Period, including the rights to make, have made, use, offer to sell, sell, import, and export sublicenses, products and methods and any other rights contained within GTC-IP in the Territory and for the NGO Group. Except as set forth herein or as required by law, SMIG may distribute and sell IndiaCo Products, GTC Products and Licensed Methods only to purchasers located in the Territory or for use in the Territory, or to and for the NGO Group. During the Term, GTC will not license or grant any other Person the right to sell products or methods utilizing all or any GTC-IP in the Territory or to or for the NGO Group. The Parties acknowledge that a purchaser may transport a product or method into or out of the Territory for its personal use and such activity is not a breach of this Agreement.

2.2.       Subsidiaries and Sublicensees. The license granted to SMIG under Section 2.1 includes the right to have some or all of SMIG’s rights or obligations under this Agreement be exercised or performed by one or more of SMIHC’s Subsidiaries and/or Sublicensees, and/or IndiaCo’s Subsidiaries and/or Sublicensees; provided, however, that any act or omission taken or made by a Subsidiary of SMIHC or IndiaCo under this Agreement will be deemed an act or omission by SMIHC or IndiaCo, as applicable, under this Agreement.

2.3.       No Ownership Rights. Nothing in this Agreement will be construed to confer any ownership interest to SMIG in: (i) GTC-IP, (ii) other patents obtained by GTC, or (iii) any other inventions or Intellectual Property Rights now or hereafter developed, owned, licensed or acquired by GTC. Except as expressly set forth in this Agreement, as between the Parties, GTC owns all right, title, and interest in and to GTC-IP and any other products or technology created or developed by GTC, whether pursuant to this Agreement, or otherwise and whether created or developed by GTC or on its behalf.

2.4.       GTC Products. GTC represents and warrants that Appendix 2.4 set forth a list of current GTC Products, GTC Products under development and additional information with respect thereto. On a quarterly basis, within thirty (30) days after each quarter, or more frequently as events warrant, GTC will send Notices to SMIG updating Appendix 2.4. GTC will provide supplemental information requested by SMIG to undertake its obligations pursuant to this Agreement. The Parties will consult regarding GTC’s product development efforts so that SMIG is updated and so that IndiaCo may make recommendations pertaining to existing Work Orders and potential Work Orders.

2.5.       SMIG Exclusivity. During the License Period, and Manufacturing and Distribution Period, GTC will prohibit any of its sublicensees, distributors, sales agents and customers from selling, leasing, licensing, shipping or otherwise making available GTC Products or GTC Methods in the Territory, to or for the NGO Group. Without limitation, GTC shall insert provisions in each of its contracts, in form ad substance reasonably acceptable to SMIHC, that prohibit counterparties, their licensees and affiliates from advertising, marketing, offering for sale, or delivering GTC Products or GTC Methods in the Territory and to or for the NGO Group, and further prohibiting that portion of any website or similar system operated by or for such Persons that includes the GTC Products or GTC Methods from being available in the Territory. GTC will enforce such provisions and if it does not, SMIG will have the right to do so in GTC’s name. In the event any such Person violates such provisions and sells or licenses any GTC Products or GTC Methods in the Territory or to or for the NGO Group, as minimum non-exclusive damages, GTC shall pay to SMIHC the amount specified in Section 15.9 hereof.

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3.          License of IndiaCo-IP to GTC:

3.1.       License Grant. IndiaCo hereby irrevocably, except as set forth herein, grants to GlobeStar an exclusive license to use IndiaCo-IP-G outside of the Territory during and after the Term. IndiaCo hereby grants to GlobeStar a non-exclusive license to use IndiaCo-IP-G after the Term in the Territory. Each license includes the rights to make, have made, use, offer to sell, sell, import, and export sublicenses, products and methods and any other rights contained within the IndiaCo-IP-G. During the Term, except as expressly permitted herein, GTC will not use, license or grant to any Person the right to use IndiaCo-IP in the Territory. The Parties acknowledge that a Person who properly acquires a product or method pursuant to this Section 3 may transport that product or method into or out of the Territory solely for that Person’s personal use and such activity is not a breach of this Agreement.

3.2.       Subsidiaries and Sublicensees. The license granted to GlobeStar pursuant to Section 3.1 includes the right to have some or all of GTC’s rights or obligations under this Agreement be exercised or performed by one or more of GlobeStar’s Subsidiaries and/or Sublicensees; provided, however, that any act or omission taken or made by a Subsidiary of GlobeStar under this Agreement will be deemed an act or omission by GTC under this Agreement.

3.3.       No Ownership Rights. Nothing in this Agreement will be construed to confer any ownership interest to GTC in: (i) IndiaCo-IP in the Territory and IndiaCo-IP worldwide for uses other than GTC Uses, or (iii) any other inventions or Intellectual Property Rights now or hereafter developed, owned, licensed or acquired by SMIG. Except as expressly set forth in this Agreement, as between the Parties, SMIG owns all right, title, and interest in and to the IndiaCo-IP and any other products or technology created or developed by or for SMIG, whether pursuant to this Agreement, or otherwise and whether created or developed by SMIG or on its behalf. SMIG further reserves the right to license or otherwise use and license IndiaCo-IP inside the Territory for any purpose and outside of the Territory for purposes other than the GTC Use.

3.4.       IndiaCo Products. On a quarterly basis, within ninety (90) days after each quarter, IndiaCo will send Notices to GTC providing updated information on any IndiaCo Products being developed. The Parties will consult regarding IndiaCo’s product development efforts for IndiaCo Products so that GTC is updated and so that the Parties may discuss their views with respect to such potential IndiaCo Products.

4.          Sublicenses:

4.1.       Sublicense Grant. Each Party is entitled to grant Sublicenses to Third Persons under the licenses granted in Sections 2.1 and 3.1, respectively. Any Sublicense shall be in writing and on terms and conditions in compliance with and consistent with this Agreement. Each Party shall be liable to the other for damages arising from any provisions of any Sublicence agreements that violate this Agreement. On a calendar- quarterly basis, within ninety (90) days after each quarter, each Party shall send the other Party a list of those Persons to whom a sublicense was granted during that quarter, provided that a Party is not required to report the sublicense implicit in the sale of GTC Products or IndiaCo Products for use by the purchaser thereof.

4.2.       Breach by Sublicensee. Each Party shall be responsible for any breach of a Sublicense agreement by any of its Sublicensees of which that Party has actual knowledge and that results in a material breach of this Agreement. That Party shall either (i) cure such breach of this Agreement, or (ii) enforce its rights by terminating such Sublicense agreement.

II.          IndiaCo Services

5.          IndiaCo Services Generally:

5.1.       Engagement. GlobeStar irrevocably, except as set forth herein, engages SMIG to provide the IndiaCo Services during the Services Period on the terms and conditions described herein. As provided for in Work Orders, IndiaCo Services shall consist of services pertaining to Management Services Agreements as

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described in Section 6, Clinical Trials as described in Section 7, Regulatory Authorities as described in Section 8, Intellectual Property Rights as described in Section 9, and manufacturing GTC Products as described in Section 10. IndiaCo’s engagement as a distributor and sales agent described in Section 11, the manufacturing, distribution and sale of IndiaCo Products described in Section 12, and Intellectual Property Rights litigation described in Section 13, are not IndiaCo Services and are not subject to Work Orders. SMIG is not being engaged to provide legal services, investment banking services, accounting services, or tax advice. GTC acknowledges that GTC will be required to engage lawyers, accountants and tax experts to undertake the business described in this Agreement, and may elect to engage investment bankers to assist it in seeking financing. Except as expressly set forth in a Work Order, all terms of this Agreement also govern the Parties rights and obligations pursuant to Work Orders. IndiaCo is not obligated to render any IndiaCo Services prior to GTC completing the related Deposit in accordance with Section 16. Nothing within this Agreement shall be construed as SMIG providing GTC any legal advice or investment banking services.

5.2.       Implementation of Engagement. IndiaCo Services initially are allocated to Phase A Services and Phase B Services pursuant to the Work Orders in Appendices 5.2.1 and 5.2.2. The Parties may agree upon additional or supplemental IndiaCo Services (the “Additional Services”) only pursuant to additional Work Orders, if any. Provided GTC timely performs its obligations under this Agreement:

5.2.1.    The Formation Services are part of Phase A. SMIG recommends to GTC that prior to commencement of Formation Services, GTC obtain tax advice with respect thereto. After execution of this Agreement, at GTC’s election, the Formation Services shall commence prior to the Remaining Phase A Services or concurrently with the Remaining Phase A Services. If GTC elects that the Formation Services commence prior to the Remaining Phase A Services, then GTC shall so Notify SMIG and shall pay the FS Deposit. If any additional amounts are required for formation or maintenance of India-LocalCo, GTC promptly will pay such amounts upon receipt of an invoice. Promptly after GTC confirms it has sufficient financing to commence the Remaining Phase A Services and pays the Phase A Deposit as described in Section 16, IndiaCo shall commence commercially reasonable efforts to undertake and complete the Remaining Phase A Services in accordance with this Agreement. If Formation Services did not commence prior to the Remaining Phase A Services, then upon funding the Phase A Deposit, GTC also shall fund the FS Deposit and IndiaCo shall undertake the Formation Services commencing at the commencement of the Remaining Phase A Services.

5.2.2.    Promptly after GTC confirms it has financing to commence the Phase B Services described in Appendix 5.2.2 and pays the Phase B Deposit as described in Section 16, IndiaCo shall commence commercially reasonable efforts to undertake and complete the Phase B Services in accordance with this Agreement. Unless the Parties agree otherwise in a Change Order, the Parties do not anticipate that Phase B Services will commence prior to there being results of the Initial Clinical Trial sufficient, or anticipated to soon be sufficient, to obtain regulatory approvals to manufacture, license, sell and distribute the GTC Products tested in that trial in India.

5.2.3.    From time-to-time IndiaCo and GTC may agree on further Work Orders for Additional Services. Upon execution and delivery by the Parties of a Work Order, and GTC making the payments required in accordance with that Work Order, Section 15.7 and Section 16, IndiaCo shall commence commercially reasonable efforts to undertake and complete such Additional Services in accordance with this Agreement.

5.3.       Change Orders. If in either Party's reasonable judgment there is a material change in the scope, duration, requirements, assumptions or dependencies described in a Work Order, the Parties shall negotiate an appropriate Change Order with respect thereto. IndiaCo shall not be obligated to undertake any change in its obligations pursuant to a Work Order unless reflected in a fully-executed Change Order. Unless the context in this Agreement requires otherwise: (i) each reference herein to a Work Order means and includes Change Orders with respect thereto, and (ii) each reference generally to Work Orders means and includes Change Orders.

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5.4.       Reports. At the request of either Party, IndiaCo and GTC will consult at least twice each month regarding the status and expectations for completion of each Work Order. Provided GTC cooperates with IndiaCo and provides the information necessary or appropriate for IndiaCo to render the reports described in Appendix 5.4 to GTC, during periods when such reports would be appropriate to the IndiaCo Services being rendered, IndiaCo will issue such reports to GTC with the frequency set forth in Appendix 5.4.

5.5.       Records. IndiaCo will maintain appropriate books and records concerning its performance of IndiaCo Services under a Work Order for twenty-four (24) months from the completion of such Work Order. GTC may review copies of such records at IndiaCo’s offices upon reasonable notice and during IndiaCo’s normal business hours. For clarity, IndiaCo shall not be required to render any particular number of hours of services, and SMIG does not maintain or provide time records or similar reports pertaining to its activities.

5.6.       Cooperation. To facilitate performance of IndiaCo Service, GTC will provide to SMIG such data, facilities, resources, documentation and other information necessary or appropriate to support the performance of IndiaCo Services and undertake such other tasks and responsibilities as may be set forth in the applicable Work Order (collectively, “GTC Responsibilities”). IndiaCo’s delay or nonperformance of IndiaCo Services will be excused to the extent resulting from GTC’s delay or nonperformance of any GTC Responsibilities. IndiaCo shall use commercially reasonable workaround efforts, provided that if IndiaCo’s workaround efforts would require additional IndiaCo Services, IndiaCo shall notify GTC and IndiaCo’s obligation to perform workarounds will be subject to the Parties’ execution of a Change Order. GTC shall be responsible for any costs arising therefrom as described in Section 15.7.

5.7.       Acceptance. Upon completion of each Work Order, GTC shall have ten (10) days in which to accept or reject such IndiaCo Services, unless the Work Order provides a different acceptance period (in each case, the “Acceptance Period”). If prior to expiration of the Acceptance Period GTC provides IndiaCo Notice specifying in reasonable detail the manner in which the IndiaCo deliverables do not substantially conform to the requirements of the Work Order, then IndiaCo shall endeavor to remedy the deficiency. Acceptance irrevocably shall be deemed to have occurred following expiration of the Acceptance Period absent a Notice of rejection delivered prior thereto.

5.7.1.    IndiaCo shall have sixty (60) days, or such other period provided in the Work Order to implement such changes as shall be reasonably required to bring the deficient deliverables into substantial conformity with the requirements of the Work Order. In the event the corrected IndiaCo Services do not substantially conform to the requirements of the Work Order after a second sixty (60) day period, GTC may, in its sole discretion: (i) accept the non-conforming deliverables, (ii) negotiate a discount in related Management Fees for the non-conforming work; (iii) require that IndiaCo make additional corrections to the deliverables according to a schedule mutually agreed upon by the Parties; or (iv) terminate the applicable Work Order and receive a refund of all pre-paid amounts corresponding to the non-conforming deliverables.

5.7.2.    For clarity, where a deliverable is not within IndiaCo’s control (by way of illustration, the approval, clearance or issuance of a license by a Regulatory Authority), the failure to obtain the desired result is not a non-conformity. By contrast, the failure to complete an administrative filing likely would be a non-conformity, unless the failure is a result of Force Majeure, a breach of this Agreement by GTC, or a failure of GTC to properly undertake the GTC Responsibilities. IndiaCo is not liable or responsible for delays in Clinical Trials, or delays in the performance of counsel, accountants, experts, or manufacturers retained to assist in the activities described herein.

6.          LocalCo; Management Services Agreements.

6.1.       Purpose of LocalCos. As described in this Section 6, and consistent with advice provided by tax advisors and counsel, with the prior approval of GTC, IndiaCo will manage professionals to form one or more companies organized under the laws of countries in the Territory in which GTC intends to undertake business (each, a “LocalCo”). Except as the Parties mutually agree, during the Term, each LocalCo will be a

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special purpose company that engages in no business activities except to implement GTC’s rights and obligations pursuant to this Agreement. Except as the Parties mutually agree following the receipt of advice from tax advisors and counsel, Intellectual Property Rights filings for the relevant country, filings with Regulatory Authorities for the relevant country, contracts for Clinical Trials in the relevant country and contracts for manufacturing in the relevant country will be entered into by the applicable LocalCo, provided that filings also will be made by IndiaCo and/or other SMIG companies to reflect the licenses granted hereunder to SMIG, and SMIG’s other rights hereunder. As the counterparty to the foregoing filings and contracts, the applicable LocalCo will be obligated to make any payments required thereunder, and will receive any payments arising therefrom into a Two Signature Account (as defined below), provided that if the Third Person agrees to pay directly to SMIG any percentage of such payments allocable to SMIG, LocalCo may receive GTC’s share of such payments in an account that permits withdrawals only based on the signature of GTC’s designee.

6.2.       India-LocalCo. The formation of a LocalCo for India (“India-LocalCo”) is a Phase A Service. As described in Section 5.2.1, it is intended that India-LocalCo will be formed promptly so that it may enter into agreements for the Clinical Trials and seek Indian regulatory approvals. The India State in which GTC India- LocalCo is established and other matters pertaining to its organization will be mutually agreed by SMIG and GTC. SMIG strongly advises GTC to seek advice from tax and corporate counsel regarding the ownership structure of India-LocalCo, requirements for officers and directors, and the means by which ownership thereof, and/or net cash flow thereof to be paid over to GlobeStar. If GTC declines to do so and nonetheless elects to proceed with Formation Services, then the Parties will mutually agree on ownership structure, officers, directors and means of paying GlobeStar, it being understood that SMIG disclaims any liability for such decisions and that GTC will fully indemnify SMIG for the decisions made with respect thereto as provided for in Section 31 hereof.

6.3.       Formation of other LocalCos. No LocalCos will be formed outside of India until legal advice is obtained regarding the ownership structure thereof, requirements for officers and directors, and the means by which ownership thereof, and/or net cash flow thereof to be paid over to GlobeStar. The formation of any other LocalCos in the Territory will procced, if at all, during Phase B as a Phase B Service. Formation of each LocalCo will proceed after GTC pays the Deposit for its formation, maintenance and related Management Fees in accordance with Section 16.

6.4.       Management Services Agreements. Upon formation, each LocalCo will enter into an exclusive management services agreement (each, a “Management Services Agreement”) with IndiaCo or an affiliate thereof designated by SMIHC, pursuant to which an SMIHC designee will manage the LocalCo during the remainder of the Services Period to implement the terms of this Agreement. Except to the extent local counsel or tax advisors advise otherwise, each Management Services Agreement shall be consistent with, and governed by this Agreement, and shall further provide:

6.4.1.    For establishing bank accounts with signature authority such that: (i) SMIHC’s designee’s signature will be sufficient to release and pay funds consistent with Section 16, (i) joint signatures of a GTC designee and an IndiaCo designee will be required to allocate, release and pay funds arising from computations made for payments pursuant to Section 14 or any other amounts received by that LocalCo that includes a portion payable to SMIG, unless GTC determines that the signature of an IndiaCo designee alone will be sufficient (such account is herein referred to as a “Two Signature Account,” whether it requires two signatures or only the signature of an IndiaCo designee), and (iii) GTC’s designee’s signature alone shall be sufficient to release any other funds belonging to GTC. Where available, the India branches or associates of U.S. banks will be used for LocalCo bank accounts. Either Party may determine that references in this Section 6.4.2 to its designee shall require signatures of two of its designees.

6.4.2.    GTC shall cause each LocalCo to include provisions in all filings and contracts it enters into during the Term related to GTC-IP, GTC Products, IndiaCo-IP, IndiaCo Products, or any activity which is a subject of this Agreement, that require (i) concurrent notices be given to SMIG and its counsel, (ii) payments

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to the Two Signature Account, or otherwise to allocate payments such that any portion thereof payable to SMIG be paid directly to the account designated by SMIG; (ii) access to SMIG during the Term to the books, records, personnel and business activities of the counterparty at least comparable to that granted to the LocalCo and GTC; (iii) an exculpation clause in form and substance reasonably acceptable to SMIHC by which the counterparty acknowledges that SMIG is not liable for the representations, warranties, covenants, agreements, obligations and debts of the LocalCo; and (iv) with respect to Clinical Trials, manufacturing, and any other contract that implements this Agreement, requires the counterparty to accept instructions from SMIG on behalf of GTC.

6.4.3.    GTC shall cause its designees to execute filings and contracts entered into by each LocalCo, provided that following receipt of advice from tax advisors and counsel, SMIG may recommend that certain contracts or filings be executed on behalf of one or more LocalCos by designees of SMIHC. In such event, GTC shall consider SMIG’s recommendation and shall not unreasonably withhold consent thereto.

6.4.4.    Except as mutually agreed by the Parties, each Management Services Agreement will include Sections 17 to 33 of this Agreement, excluding Section 20 and inapplicable provisions of Section 18.

6.4.5.    Each LocalCo will unconditionally, jointly and severally, guarantee GTC’s representations, warranties, covenants and obligations pursuant to this Agreement. SMIG will not be obligated to enforce the guarantee as a condition of pursuing its rights against GTC or any other LocalCo and may elect whether and when to do so from time-to-time.

6.4.6.    IndiaCo will not have any liability for the representations, warranties, covenants, agreements, obligations and debts of the LocalCo.

6.5.       Tax Structure. Notwithstanding anything to the contrary in this Section 6, when GTC is capable of paying professional tax advisors to review GTC’s tax structure, including as provided for in this Agreement: (i) pursuant to a mutually agreed Work Order, SMIG will render Additional Services to participate in that review, and (ii) the Parties may modify the structure described in this Section 6 as they mutually agree, provided that if any such revised structure could or might impair, encumber, or diminish any of SMIG’s rights, financial participations or perquisites pursuant to this Agreement, the Parties shall in good faith make adjustments that indemnify SMIG for the foregoing.

6.6.       Management Fees. SMIG’s Management Fee for forming and rendering management services for India-LocalCo is included in the Management Fees for Phase A Services and Phase B Services. For each additional LocalCo, SMIHC’s designee will be entitled to an additional Management Fee as provided for in Sections 15.3 and 15.7. In each instance, SMIG shall be reimbursed all of its related costs and expenses, promptly after providing an invoice with respect thereto. GTC acknowledges that SMIG will require additional staff as the number of LocalCos increases, and that SMIG and each LocalCo, will be required to engage local individuals and professional firms. The cost of the foregoing will be funded by GTC.

7.          Clinical Trials:

7.1.       Generally. The Parties will consult regarding all matters pertaining to Clinical Trials, including the number, purpose, scope, design, potential partners, potential participants, location, budget and timing. As between the Parties, GTC shall have final approval on the foregoing, provided that it shall not exercise its approvals inconsistent with this Agreement or applicable Rules. As between the Parties, GTC is solely responsible for all fees, costs and expenses for, relating to, and arising from each such Clinical Trial. The Parties acknowledge that such trials may be very expensive; may not occur as initially contemplated; may not obtain clinically significant results or results otherwise satisfactory to Regulatory Authorities; and may not obtain the results expected at the time such trials are undertaken.

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7.2.       Selecting Medical Institutions. IndiaCo shall recommend to GTC one or more medical institutions, medical professions, or other facilities (collectively, herein referred to as “Medical Institutions”) that might participate in, facilitate, or undertake, all or a portion of the Clinical Trials for GTC Products. With assistance of qualified India counsel, experts, and GTC, following GTC’s approval as to the Medical Institution or institutions that might participate in or undertake each Clinical Trial, IndiaCo will endeavor to negotiate the terms on which each such Medical Institution participates in or undertakes the applicable Clinical Trial or Trials. GTC shall have the right to approve of the terms thereof, such approval not to be unreasonably withheld, delayed or conditioned.

7.3.       Design. With respect to each Clinical Trial, GTC, the Medical Institutions selected to participate in or undertake that Clinical Trial, and outside experts selected by GTC and SMIG will collaborate in the requirements, scope, design and budget of each Clinical Trial. As between the Parties, GTC shall have final approval on the foregoing, provided that it shall not exercise its approvals inconsistent with this Agreement or applicable Rules. It is anticipated that representatives of GTC likely will be required to visit India and to participate in the process of soliciting and negotiating arrangements with Medical Institutions for Clinical Trials. It also is anticipated that GTC will work directly with Medical Institutions during Clinical Trials.

7.4.       Arrangements. It is anticipated that Medical Institutions participating in or undertaking a Clinical Trial might: (i) finance or arrange for the financing of all or a portion of the cost of the Clinical Trial and/or might provide contributions in kind with respect thereto; and/or (ii) seek certain rights in the GTC-IP, GTC Products, IndiaCo-IP, and/or IndiaCo Products, and/or (iii) seek financial payments, royalties or other financial participations in all or any of GTC, SMIG, GTC-IP, GTC Products, IndiaCo-IP, and/or IndiaCo Products. The Parties acknowledge that as between SMIG and GTC, GTC is responsible for all fees, costs and expenses of the Clinical Trial and the negotiation of all agreements pertaining thereto. In no event shall any rights, participations or encumbrances of any nature be granted to such Medical Institutions or otherwise in: (x) SMIG, IndiaCo-IP or IndiaCo Products without the express prior approval of SMIHC in its sole and unfettered discretion pursuant to a document executed by the CEO of SMIHC; (y) GTC, GTC-IP or GTC Products without the express prior approval of GTC in its sole and unfettered discretion pursuant to a document executed by the CEO of GlobeStar; or (z) GTC, GTC-IP or GTC Products that could or might impair, encumber, or diminish any of SMIG’s rights, financial participations or perquisites pursuant to this Agreement without the express prior approval of SMIHC in its sole and unfettered discretion pursuant to a document executed by the CEO of SMIHC. Any purported grant of rights contrary to the foregoing is void ab initio.

7.5.       Costs. GTC acknowledges that the costs of a Clinical Trial and the fees and costs of counsel, experts and other Persons who participate in selecting and contracting with Medical Institutions for Clinical Trials, and for undertaking Clinical Trials may be considerable individually, and in the aggregate. There can be no assurance that any Medical Institution will agree to undertake a Clinical Trial, or that any Medical Institution will agree to fund all or any portion of the costs of a Clinical Trial. No Clinical Trial will proceed until after GTC pays the Deposit related thereto in accordance with Section 16.

7.6.       Limitation of IndiaCo’s Services. It is anticipated that agreements pertaining to the participation of Medical Institution(s) in Clinical Trial(s) in the Territory will be entered into by a LocalCo, and that LocalCo will pay any portion of the costs thereof for which GTC is responsible. IndiaCo will act as a liaison for GTC with respect to the Medical Institution(s) participating in, or undertaking, a Clinical Trial, but IndiaCo generally will not direct the Clinical Trial. IndiaCo has no liability for, related to, or arising out of Clinical Trials. No Party makes any representations with respect to the findings of any Clinical Trial.

7.7.       Initial Clinical Trial. Phase A Services include seeking to arrange for the Initial Clinical Trial, and thereafter monitoring that trial and based on its results, seeking regulatory approval for the manufacturing, license, sale and distribution of the GTC Products tested in the Initial Clinical Trial in India. Any other Clinical Trials in the Territory, including any Clinical Trial intended to satisfy U.S. regulatory requirements and/or other

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regulatory activities will be undertaken exclusively by SMIG pursuant to this Agreement either during Phase B, or pursuant to a separate Work Order for Additional Services, as appropriate.

7.8.       Cooperation. The Parties shall promptly cooperate with respect to IndiaCo’s services described in this Section 7 by providing data and information to each other, as reasonably requested. For clarity, as between the Parties, GTC shall be solely responsible for funding all Clinical Trials undertaken by the with respect to GTC-IP, IndiaCo-IP, GTC Products and IndiaCo Products, whether included in an approved budget, or otherwise, provided that GTC shall not be responsible for funding any Clinical Trial undertaken by IndiaCo that has not been approved by GTC. If requested to do so by GTC, during the Services Period, IndiaCo will cooperate with other advisors to GTC with respect to the selection of Medical Institutions for Clinical Trials in the Territory, the design of such Clinical Trials, the terms on which Medical Institutions undertake such Clinical Trials, and other matters, provided that: (i) IndiaCo is the lead advisor, and (ii) there is complete transparency with respect to the involvement of the other advisors, including the concurrent disclosure to GTC of any material information or instructions communicated between GTC and any such advisor.

7.9.       Recoupment. None of GTC, the Medical Institutions, or Third Persons shall have recoupment rights or any other rights or perquisites with respect to their investments in Clinical Trials that impair, encumber or otherwise affect SMIG’s rights pursuant to this Agreement. Any purported grant of rights contrary to the foregoing is void ab initio.

7.10.     Notifications. Each Party shall promptly Notify the other of any material information pertinent to IndiaCo’s ability to undertake its services pursuant to this Section 6.

7.11.     Management Fees. For its services pursuant to this Section 7, SMIG will be paid the Management Fees described in Sections 15.1, 15.2, 15.4 and 15.7, and shall be reimbursed all of its related costs and expenses.

8.          Regulatory Matters:

8.1.       Regulatory Matters Outside of Territory. As between the Parties, GTC is responsible, at its cost, for all regulatory matters outside of the Territory, including all licenses, clearances, approval, permissions and permits related to GTC-IP, IndiaCo-IP-G and GTC Products. To the extent provided for in a Work Order, IndiaCo shall undertake IndiaCo Services in support thereof. IndiaCo hereby licenses to GTC the right to use the results and proceeds of IndiaCo’s contributions to GTC’s regulatory filings and materials outside the Territory without compensation other than as set forth herein. As between the Parties, GTC shall solely own all right, title and interest in and to all regulatory approvals and filings received or made by GTC outside of the Territory pertaining to GTC-IP.

8.2.       Regulatory Matters in Territory. IndiaCo shall recommend to GTC decisions and actions regarding regulatory matters in the Territory relating to or involving GTC-IP, GTC Products, IndiaCo-IP-G, and IndiaCo Products before all Regulatory Authorities in the Territory, including the ICMR, HMSC, CDSCO, DCGI and India state licensing authorities. Provided GTC timely performs its obligations under this Agreement and is not in breach hereof and engages and timely pays experienced regulatory law firms and other experts selected or approved of by IndiaCo, IndiaCo shall, pursuant to Work Orders and at GTC’s cost and expense with respect to any such regulatory matters in the Territory: (i) act as business liaison with the ICMR, HMSC, CDSCO, DCGI, state licensing authorities and other Regulatory Authorities in the Territory for all necessary regulatory matters pertaining to each Clinical Trial and the sale and distribution of GTC Products and IndiaCo Products in the Territory; (ii) supervise and direct such counsel and others to prepare and make all submissions regarding the regulatory matters and to maintain continuing communications with such Regulatory Authorities; (iii) monitor all studies pertinent to the regulatory matters; and (iv) endeavor, with the cooperation and contributions of GTC, such counsel and experts, to obtain regulatory approvals, as reasonably deemed necessary by IndiaCo. GTC hereby licenses to SMIG the right to use GTC’s contributions to IndiaCo’s regulatory filings and materials in the Territory without compensation other than as set forth herein. IndiaCo may

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condition its services related to regulatory activities on the pre-funding by GTC of budgeted fees, costs and expenses related thereto. For clarity, a substantial portion of the efforts required to obtain regulatory approvals will be undertaken by counsel and other experts. Outside of India, there will be additional and different Regulatory Authorities and additional counsel and experts likely will be required at potentially substantial cost to GTC.

8.3.       Cooperation. The Parties shall cooperate with respect to such regulatory matters by providing data and information to each other, as reasonably requested. For clarity, as between the Parties, GTC shall be solely responsible for funding all regulatory matters undertaken by the Parties worldwide with respect to GTC- IP and IndiaCo-IP, other than IndiaCo-IP expressly for a use other than the GTC Use, whether included in an approved budget, or otherwise, provided that GTC shall not be responsible for funding any regulatory activities undertaken by IndiaCo in a country of the Territory which has not been approved by GTC, or for regulatory activities undertaken by IndiaCo in an approved country where such activities were not approved by GTC, provided further that GTC shall be responsible for the costs of all regulatory activities in a country approved by GTC if such activities are required by a regulatory official or applicable Rule, or reasonably necessary for SMIG to avoid liability, regardless of whether specifically approved of by GTC.

8.4.       Recoupment. As between the Parties, neither GTC nor any Third Person shall have recoupment rights or other rights or perquisites as to its investments made with respect to regulatory matters that impairs, encumbers or otherwise affects SMIG’s rights or perquisites pursuant to this Agreement. Any purported grant of rights contrary to the foregoing is void ab initio.

8.5.       Notifications. Each Party shall Notify the other of any technical or clinical advances, useful modifications, side effects, or new government regulations relating to the Licensed Products or Licensed Methods that come to its knowledge; and all actions and communications (even if believed to be without foundation) by or threatened by a Regulatory Authority or other government authority relating to any Licensed Products or Licensed Methods.

8.6.       Management Fees. For its services pursuant to this Section 8, SMIG will be paid the Management Fees described in Sections 15.1, 15.2, and 15.7, and shall be reimbursed all of its related costs and expenses

9.          Certain Intellectual Property Rights Matters:

9.1.       Responsibility Outside of Territory. As between the Parties, GTC is responsible at its cost for all matters pertaining to the preparation, filing, prosecution, protection, defense and maintenance of Patent Rights and other Intellectual Property Rights in GTC-IP and IndiaCo-IP-G, including patents, copyrights and trademarks outside of the Territory. To the extent provided for in a Work Order, IndiaCo shall undertake IndiaCo Services in support thereof. IndiaCo hereby licenses to GlobeStar the right to use IndiaCo’s contributions to GTC’s patent, trademark, and copyright filings and materials outside the Territory without compensation other than as set forth herein. As between the Parties, GTC shall solely own all right, title and interest in and to all patent, trademark, and copyright filings received or made by GTC outside of the Territory pertaining to GTC-IP.

9.2.       Responsibility in Territory. IndiaCo shall recommend to GTC decisions and actions regarding the preparation, filing, prosecution, protection, defense and maintenance in the Territory of all Patent Rights and other Intellectual Property Rights in GTC-IP and IndiaCo-IP-G, including patents, copyrights and trademarks. Provided GTC timely performs its obligations under this Agreement and is not in breach hereof and engages and timely pays an experienced Intellectual Property Rights law firm and other experts selected or approved of by IndiaCo, IndiaCo shall, pursuant to Work Orders and at GTC’s cost and expense with respect to any such Intellectual Property Rights matters pertaining to GTC-IP and IndiaCo-IP-G: (i) act as business liaison with the appropriate Government Authorities in the Territory with respect thereto; (ii) select and supervise counsel and others to prepare and make all submissions regarding such matters; and (iii) endeavor

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to obtain patents, copyright registrations and trademarks, as reasonably deemed necessary by IndiaCo. IndiaCo further has the right, but not the obligation, at GTC’s cost and expense, to prepare, file, prosecute, protect, defend and maintain such rights in the Territory. GTC hereby licenses to SMIG the right to use GTC’s contributions to IndiaCo’s filings and materials inside of the Territory without compensation other than as set forth herein. As between the Parties, GTC shall own all right, title and interest in and to all patents, trademarks and copyrights received during the Term in the Territory that arise from GTC Patent Rights. IndiaCo may condition its services related to Intellectual Property Rights on the pre-funding by GTC of budgeted fees, costs and expenses related thereto. As between the Parties, SMIG is responsible for all matters pertaining to Intellectual Property Rights pertaining to uses of IndiaCo-IP other than for the GTC Use.

9.3.       Cooperation. With respect to IndiaCo Services pertaining to Intellectual Property Rights in the Territory:

9.3.1.    GTC shall fully cooperate with requests from SMIG for assistance to exploit SMIG’s rights under this Agreement. GTC shall make all reasonable attempts to have the inventors of the Patent Rights cooperate with SMIG to further the goals of this Agreement. Further, GTC agrees to execute all papers and to perform such other proper acts as SMIG may deem necessary pertaining to SMIG’s rights in this Agreement. Specifically, GTC shall execute, or have executed where required, documents substantially in the form of Appendix 9.3.1A, Patent Assignment and Appendix 9.3.1B, Confirmatory Grant of Exclusive License. GTC also grants SMIG the right to file and record such documents at the patent and trademark offices, and any other government agency, in any country in the Territory, as determined by IndiaCo. Nothing within this Agreement shall be construed as SMIG providing GTC any legal advice.

9.3.2.    GTC shall: (i) instruct any patent counsel to furnish SMIG with copies of all correspondence relating to the Patent Rights from the United States Patent and Trademark Office (USPTO) and any other patent office, as well as copies of all proposed responses to such correspondence in time for IndiaCo to respond to any actions; (ii) provide SMIG with cooperation and any necessary documents to file any patent applications; (iii) consult with SMIG with respect to patent filing strategies; (iv) supply SMIG with a copy of all previously filed patent applications, as filed, together with Notice of their respective filing dates and serial numbers; and (v) keep SMIG advised of the status of actual and prospective patent filings in the field of MS, including immediately forwarding to SMIG any correspondence received regarding the Patent Rights. IndiaCo shall give GTC the opportunity to provide comments on and make requests of IndiaCo concerning the preparation, filing, prosecution, protection, defense and maintenance of the Patent Rights and other Intellectual Property Rights in GTC-IP and IndiaCo-IP-G in the Territory. Except where it would conflict with applicable Rule or the orders or practice of any Regulatory Authority, patent, trademark or copyright office, or where it affects IndiaCo-IP for a use other than the GTC Use, as between SMIG and GTC, GTC will have the final decision. SMIG shall have final approval to the extent appropriate or necessary to comply with applicable Rule or the orders or practice of any Regulatory Authority, patent, trademark or copyright office, or where it affects IndiaCo-IP for a use other than the GTC Use.

9.3.3.    IndiaCo shall email to GlobeStar copies of all filings, and amendments thereto, any correspondence or notices from Government authorities pertaining thereto.

9.4.       Expenses. During the Term, GTC shall be responsible for all expenses with respect to the preparation, filing, prosecution, protection, defense, and maintenance of GTC-IP and Intellectual Property Rights in IndiaCo-IP-G. Should GTC choose not to seek any one or more patents included in the Patent Rights in the Territory or pay any maintenance fees (or similar fees) for any one or more such patents in the Territory, SMIG shall have the right to assume responsibility for the control and maintenance of such specific patent or patents in the Territory. The SMIG company assuming such responsibility shall thereafter be responsible for all expenses associated with such specific patent or patents and shall be entitled to commercialize such specific patent or patents in the Territory to any Third Person at its sole discretion, to cease any payments to GTC with

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respect thereto and to retain for itself any revenues derived therefrom. The foregoing shall not modify SMIG’s other rights in the Territory.

9.5.       Abandonment. In the event that neither SMIG nor GTC pays for prosecution, defense, or maintenance of any specific Patent Rights in the Territory, on a patent-by-patent basis, any license granted by GTC to SMIG for those specific Patent Rights will terminate and GTC will have no rights to receive any royalties that were due for such specific Patent Rights.

9.6.       Marking. Each Party shall, and shall cause its Subsidiaries and Sublicensees to, mark all Licensed Products and Licensed Methods sold, or otherwise disposed of in such a manner, to conform with the patent laws and practice of the country to which such products are shipped or in which such products are sold for purposes of identifying the Patent Rights when a Valid Claim exists in such country. The same process shall be followed for any other patents included in GTC-IP or IndiaCo-IP-G.

9.7.       Recoupment. As between the Parties, neither GTC nor any Third Person shall have recoupment rights or other rights or perquisites as to its investments made with respect to Intellectual Property Rights that impairs, encumbers or otherwise affects SMIG’s rights or perquisites pursuant to this Agreement. Any purported grant of rights contrary to the foregoing is void ab initio.

9.8.       Notifications. Each Party shall Notify the other of any material information pertinent to IndiaCo’s ability to undertake its services pursuant to this Section 9.

9.9.       Management Fees. For its services pursuant to this Section 9, SMIG will be paid the Management Fees described in Sections 15.1, 15.2, and 15.7, and shall be reimbursed all of its related costs and expenses

10.        Manufacturing: As between the Parties, GTC is not required to manufacture or assemble GTC Products in the Territory. Notwithstanding the foregoing, if by reason of applicable Rule, or otherwise, GTC elects to manufacture GTC Products in the Territory, during the Manufacturing and Distribution Period, GTC will work exclusively with IndiaCo to arrange for such manufacturing and to supervise such manufacturing.

10.1.     Generally. The Parties will consult regarding all matters pertaining to manufacturing of GTC Products in the Territory. As between the Parties, GTC shall have final approval as to the selection of manufacturer(s) for GTC Products and the terms of each manufacturing agreement, provided that it shall not exercise its approvals inconsistent with this Agreement or applicable Rules. As between the Parties, GTC is solely responsible for the fees, costs and expenses of each such manufacturer, including its raw materials, manufacturing process, inspections, warehousing, shipping and fulfillment.

10.2.     Selecting a Manufacturer. If requested by GTC to do so, IndiaCo shall recommend to GTC one or more manufacturers that might participate in, or undertake, all or a portion of the manufacturing in the Territory for GTC Products. With assistance of qualified India counsel, experts, and GTC, following GTC’s approval as to the manufacturer or manufacturers that might participate in manufacturing GTC Products, IndiaCo will endeavor to negotiate the terms on which each such manufacturer participates in manufacturing GTC Products. GTC shall have the right to approve of the terms thereof, such approval not to be unreasonably withheld, delayed or conditioned. As specified in the Phase A Services, IndiaCo will endeavor to identify a manufacturer for doses used in the Initial Clinical Trial.

10.3.     Arrangements. It is anticipated that manufacturers might: (i) finance or arrange for the financing of all or a portion of the cost of the manufacturing and/or might provide contributions in kind with respect thereto; and/or (ii) seek certain rights in the GTC-IP, GTC Products, IndiaCo-IP, and/or IndiaCo Products, and/or (iii) seek financial payments, royalties or other financial participations in all or any of GTC, SMIG, GTC- IP, GTC Products, IndiaCo-IP, and/or IndiaCo Products. The Parties acknowledge that as between SMIG and GTC, GTC is responsible for all fees, costs and expenses of manufacturing GTC Products and the negotiation of

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all agreements pertaining thereto. In no event shall any rights, participations or encumbrances of any nature be granted to any manufacturers or otherwise in: (x) SMIG, IndiaCo-IP or IndiaCo Products without the express prior approval of SMIHC in its sole and unfettered discretion pursuant to a document executed by the CEO of SMIHC; (y) GTC, GTC-IP or GTC Products without the express prior approval of GTC in its sole and unfettered discretion pursuant to a document executed by the CEO of GlobeStar; or (z) GTC, GTC-IP or GTC Products that could or might impair, encumber, or diminish any of SMIG’s rights, financial participations or perquisites pursuant to this Agreement without the express prior approval of SMIHC in its sole and unfettered discretion pursuant to a document executed by the CEO of SMIHC. Any purported grant of rights is void ab initio. Any purported grant of rights contrary to the foregoing is void ab initio.

10.4.     Cooperation. The Parties shall cooperate with respect to IndiaCo’s services described in this Section 10 by providing data and information to each other, as reasonably requested. For clarity, as between the Parties, GTC shall be solely responsible for funding all manufacturing with respect to GTC Products.

10.5.     Recoupment. None of GTC, the manufacturers, or Third Persons shall have recoupment rights or any other rights with respect to their investments in manufacturing that impair, encumber or otherwise affect SMIG’s rights pursuant to this Agreement. Any purported grant of rights contrary to the foregoing is void ab initio.

10.6.     Notifications. Each Party shall Notify the other of any material information pertinent to IndiaCo’s ability to undertake its services pursuant to this Section 10.

10.7.     Management Fees. For its services pursuant to this Section 10, SMIG will be paid the Management Fees described in Sections 15.5 and 15.7, and shall be reimbursed all of its related costs and expenses.

III.          Other Areas of Collaboration

11.        Distribution of GTC Products: During the Manufacturing and Distribution Period:

11.1.     Engagement. During the Manufacturing and Distribution Period, GTC hereby irrevocably engages and grants to SMIG the rights to be its exclusive customer, distributor, sales agent and representative for GTC Products sold to Persons located in the Territory and to or for the NGO Group, whether for use in the Territory or shipment by such Persons outside of the Territory, provided that SMIG may elect by Notice to GlobeStar to forego rights during a specified period for specified products and regions and for those products and regions, GTC may engage Third Persons. Except with SMIHC’s prior written consent, GTC will not sell or authorize the sale of GTC Products to any Person located in the Territory or for resale to a Person located in the Territory, or to or for the NGO Group, except to SMIG or a Person authorized in writing by SMIHC.

11.2.     Customer or Distributor. When SMIG is a customer or distributor:

11.2.1.  The applicable SMIG company shall purchase GTC Products from GTC for a mutually agreed price that supports (i) a Product Net Profits margin on SMIG’s Net Sales, computed separately for each GTC Product, each country of the Territory, and for the NGO Group, of not less than forty percent (40%) and (ii) a profits before tax margin computed separately for each GTC Product, each country of the Territory, and for the NGO Group, of not less than fifteen percent (15%), provided that (iii) in no event shall the price paid by the SMIG company exceed the lowest price paid by any other GTC customer or distributor, with appropriate discounts if the aggregate SMIG volume exceeds the volume of the distributor or customer that otherwise has the lowest price. The applicable SMIG company will pay GTC for each GTC Product it purchases and does not return within thirty (30) days after the end of each month in which IndiaCo receives Net Sales for that GTC Product from its sub-distributors or customers, as applicable.

11.2.2.  Prior to the applicable SMIG company offering GTC Products for sale in any country, or from time-to-time thereafter, if SMIG elects to request GTC to participate in funding its Adjusted Deductible

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Costs, SMIG shall deliver a Notice to GTC setting forth a proposal. The Parties thereafter shall negotiate in good faith with respect to those GTC Products, the portion of the applicable Adjusted Deductible Costs, the period, and the country to be funded by GTC. The applicable Product Net Profits from the distribution and sale of the relevant GTC Products shall be allocated as set forth in Section 14.5. SMIG may require GTC to pre-fund its budgeted contribution to Adjusted Deductible Costs.

11.2.3.  The reference to “lowest price” means the lowest price, net of all discounts, rebates, free goods or other adjustments during the period commencing two (2) years before a sale to SMIG and ending two (2) years thereafter. If a GTC sale price to a third Person after a sale hereunder to SMIG results in a retroactive adjustment of the sale price to SMIG, that retroactive adjustment will be applied as a credit against subsequent purchase orders placed by SMIG. GTC shall provide to SMIG reasonably detailed information required to compute “lowest price” on a quarterly basis, within ninety (90) days after each quarter.

11.3.     Sale Agent.

11.3.1.  In addition to SMIG’s rights pursuant to Section11.1, with GlobeStar’s prior consent by Notice, SMIG also may act as sales represent and/or distributor for such other countries and Persons as SMIG may request from time-to-time.

11.3.2.  When the applicable SMIG company is a sales representative and agent: (i) the price offered to SMIG’s customers will be the same price paid by SMIG as a customer or distributor plus a mark-up of seventeen and one-half percent (17.5%), unless SMIG consents to a higher price, (ii) the applicable SMIG company will not be responsible for purchasing GTC Products from GTC, will not take title to GTC Products, and will not have any material responsibility for marketing, sales or distribution costs; and (iii) at its cost, GTC will support the applicable SMIG company’s efforts. In such circumstances, the applicable SMIG company will be compensated by retaining the commission and expenses specified in Section 15.8.

11.4.     Generally. Regardless of whether the applicable SMIG company is a customer, distributor or sales representative:

11.4.1.  Separately for each GTC Product and to the extent reasonable, each region, use, customer or customer category, the Parties shall mutually agree on the specifications of GTC Products and services to be offered, including any related support services and warranty terms, provided that the Parties intend the pricing, services and warranties to be reasonably customary for similar products and services purchased by such customers.

11.4.2.  For clarity, SMIG is not required to pay a royalty or similar payment to GTC with respect to GTC Products purchased by SMIG, its sub-distributors, or customers; rather, GTC will derive its profit with respect thereto from the purchase price paid to GTC for such GTC Products.

11.4.3.  For clarity, arranging advertising and publicity, regardless of the media, or whether the target is consumer, business, or otherwise, is a Phase B Service.

12.        IndiaCo Products:

12.1.     Right. Except as set forth in Section 12.2, IndiaCo has the right, but not the obligation, to manufacture, distribute and sell or cause the manufacture, distribution and sale of IndiaCo Products in the Territory and to or for the NGO Group. Prior to offering IndiaCo Products for sale in any country or region of the Territory or to or for the NGO Group, or from time-to-time thereafter, if SMIG elects to request GTC to participate in funding its Deductible Costs, SMIG shall deliver a Notice to GTC setting forth a proposal. The Parties thereafter shall negotiate in good faith with respect to those IndiaCo Products, the portion of the Deductible Costs with respect thereto, the period of funding and the country of sale, to be funded by GTC. IndiaCo’s Product Net Profits from the distribution and sale of the relevant IndiaCo Products and GTC Products

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shall be allocated as set forth in Section 14.6. SMIG may require GTC to pre-fund its budgeted contribution to Deductible Costs.

12.2.     Limitation on Right. IndiaCo shall not distribute or sell an IndiaCo Product in any country of the Territory or to or for the NGO Group that is substantially the same as a GTC Product that is a Licensed Product made available by GTC to IndiaCo for distribution and sale in that country by IndiaCo, unless: (i) GTC consents thereto; (ii) the GTC Product made available is defective, does not comply with legal requirements in that country and cannot reasonably be made to comply in a reasonable period given GTC’s financial condition, applicable Rules and the practical requirements of Regulatory Authorities in that country; (iii) there are persistent or repeated supply interruptions in the availability to IndiaCo of the GTC Product, or the supply otherwise does not meet demand for such product; or (iv) the market potential for the GTC Product in that country is materially less than the equivalent IndiaCo Product.

12.3.     Royalty. IndiaCo will pay to GTC a royalty with respect to such sales of IndiaCo Products during the License Period pursuant to Section 14.1 hereof.

13.        Enforcement of Intellectual Property Rights:

13.1.     Trademark and Copyright. As between the Parties: (i) GTC shall have the right to file for and maintain trademark, copyright and other protections with respect to IndiaCo-IP-G outside the Territory; and (ii) SMIG shall have the sole right to file for and maintain trademark, copyright and other protections with respect to IndiaCo-IP in the Territory.

13.2.     Notice. In the event either Party becomes aware of any threatened or actual infringement of any Patent Rights, copyrights or trademarks with respect to Licensed Products, Licensed Methods, GTC-IP, or IndiaCo-IP-G (an “Infringement”), that Party shall notify the other Party and provide it with all details regarding such possible or actual Infringement.

13.3.     Outside of Territory. Outside of the Territory, as between the Parties, GTC has the sole right and authority to take action in the prosecution, prevention, or termination of any Infringement.

13.4.     Inside Territory.

13.4.1.  Lawsuit by IndiaCo. As GTC’s exclusive licensee in the Territory during the License Period, SMIG shall have the first right, but not the obligation, to take action in the prosecution, prevention, or termination of any Infringement inside the Territory. Should SMIG elect to bring any proceeding against an infringer, whether in court, by arbitration, pursuant to an administrative or regulatory proceeding, or otherwise, SMIG shall keep GTC reasonably informed of the progress of the action. SMIG shall have the sole right to control the proceeding. As between the Parties, the expenses of the proceeding or proceedings that SMIG elects to bring, excluding any expenses of GTC, shall be paid for entirely by SMIG, including reasonable attorneys’ fees. SMIG may enter into agreements with counsel on a contingent basis as to fees and/or costs, and/or utilize a third party litigation financier. Any fees, costs or participations of the foregoing will be deducted in the computation of Net Recoveries, provided that notwithstanding the definition of Net Recoveries, one hundred percent (100%) of any such fees, costs or expenses not advanced using SMIG’s financial resources shall be deducted in the computation of Net Recoveries, in lieu of two hundred percent (200%) thereof.

13.4.2.  Lawsuit by GTC. If SMIG does not take action in the prosecution, prevention, or termination of a specific Infringement, and has not commenced negotiations with the infringer for the discontinuance of said Infringement within one hundred eighty (180) days after receipt of Notice, GTC may elect to commence a proceeding on that specific Infringement only. Any and all expenses, including reasonable attorneys’ fees, incurred with respect to the prosecution, adjudication, or settlement of such suit, including any related appeals, shall be paid for entirely by GTC. In the event GTC exercises its right to sue

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pursuant to this Section 13.4.2, any and all funds received due to a settlement or judgment shall be retained by GTC; and no portion of such funds shall be due to SMIG. If GTC does not exercise the rights under this Section 13.4.2 within one hundred eighty (180) days after SMIG decides not to take action on the specific Infringement, then all rights to such specific Infringement shall irrevocably revert to SMIG. GTC retains no rights to enforce any GTC-IP or IndiaCo-IP in the Territory other than as described in this subsection.

13.4.3.  Declaratory Judgment. If a declaratory judgment action is brought naming SMIHC, IndiaCo or any of their respective Subsidiaries or Sublicensees as a defendant and alleging invalidity or unenforceability of any claims within the Patent Rights, each Party shall promptly Notify the other and SMIHC may elect, upon Notice to GTC within thirty (30) days after GTC receives Notice of the commencement of such action, take over the sole defense of the action, provided that GTC shall remain liable for all fees, costs and expenses with respect thereto.

13.5.     Counsel. Each Party shall have the right to be represented by counsel of its own selection and at its own expense in any proceeding described in this Section 13.

13.6.     Cooperation. Each Party agrees to cooperate fully in any proceeding under this Section 13 that is controlled by the other Party. Each Party shall make all documents and witnesses available to the other Party in any legal actions, whether as plaintiff, defendant, or other situation, to fully exploit the rights granted herein.

13.7.     Covenant. Each Party warrants and covenants that it will not challenge the other Party’s rights in GTC-IP or IndiaCo-IP or claim any rights of invention or proprietary rights inconsistent with this Agreement. As between the Parties, the decision as to whether to litigate matters pertaining to IndiaCo-IP for uses other than for the GTC Use shall be a decision to be made by SMIG in its sole and unfettered discretion and as between the Parties, all costs and recoveries pertaining thereto shall belong to SMIG.

IV.          Compensation; Refusal Rights; Term

14.        Payments to GTC. IndiaCo shall pay the following amounts to the Person designated by GlobeStar from time-to-time:

14.1.     IndiaCo’s Purchase of GTC Products: IndiaCo will purchase GTC Products from GTC as described in Section 11.

14.2.     Sale of IndiaCo Products: With respect to the sale or lease of IndiaCo Products by IndiaCo, a Subsidiary thereof or a Sublicensee thereof in the Territory or to or for the NGO Group during the License Period, a royalty in an amount equal to five percent (5%) of the Net Sales thereof. Payment thereof will be paid in accordance with Section 17.

14.3.     GTC-IP: With respect to a Sublicense of GTC-IP by IndiaCo or a Subsidiary thereof to a Third Person to develop, distribute or sell services or products to or for Third Persons during the License Period, a participation in an amount equal to fifty percent (50%) of IndiaCo’s Net Sales therefrom. No such payment is due for the manufacturing, distribution, sale or lease of GTC Products or IndiaCo Products. Notwithstanding the foregoing, if SMIG funds any costs of the Sublicensee with respect thereto, then SMIG may elect to deem any products or services of the Sublicensee to be GTC Products or IndiaCo Products, as applicable. Payment thereof will be paid in accordance with Section 17.

14.4.     Litigation: With respect to Net Recoveries received by SMIG from litigation for Infringement that occurs pursuant to Section 13.4.1 during the License Period, a participation in an amount equal to fifty percent (50%) of Net Recoveries on a cumulative, cross-collateralized basis for all such litigation. Payment thereof will be paid in accordance with Section 17.

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14.5.     Funding GTC Product Adjusted Deductible Costs: If, in accordance with Section 11.2.1 hereof, GTC participates in funding a portion of IndiaCo’s Adjusted Deductible Costs for IndiaCo’s distribution and sale of GTC Products in any country of the Territory or to or for the NGO Group, an amount equal to thirty percent (30%) of Product Net Profits from the distribution and sale of those GTC Products sold in that country that GTC participated in funding, multiplied by a fraction, the numerator of which is the amount of Adjusted Deductible Costs with respect thereto timely funded by GTC and the denominator of which is the total Adjusted Deductible Costs with respect thereto. Payment thereof will be paid in accordance with Section 17.

14.6.     Funding IndiaCo Product Deductible Costs: If, in accordance with Section 12.1 hereof, GTC participates in funding a portion of IndiaCo’s Adjusted Deductible Costs for IndiaCo’s distribution and sale of IndiaCo Products in any country of the Territory or to or for the NGO Group, an amount equal to thirty percent (30%) of Product Net Profits from the distribution and sale those IndiaCo Products in that country that GTC participated in funding, multiplied by a fraction, the numerator of which is the amount of Adjusted Deductible Costs with respect thereto timely funded by GTC and the denominator of which is the total Adjusted Deductible Costs with respect thereto. Payment thereof will be paid in accordance with Section 17.

14.7.     Participation Payable to GTC: Provided GTC timely performs its obligations pursuant to this Agreement, an amount equal to five percent (5%) of IndiaCo’s aggregate, cross-collateralized Pro Forma Profit Before Tax from (i) sale and distribution of GTC Products and IndiaCo Products in the Territory and to or for the NGO Group during the Manufacturing and Distribution Period; (ii) sublicensing GTC-IP during the Manufacturing and Distribution Period; (iii) the Management Fee for manufacturing GTC Products to be sold outside of the Territory, excluding sales to or for the NGO Group; and (iv) litigation in the Territory pertaining to Infringement of GTC-IP during the License Period. GTC may allocate the foregoing among its senior executives.

14.7.1.  “Pro Forma Profit Before Tax” means IndiaCo’s profit before taxes from the activities described in the introduction to Section 14.7 as reported on IndiaCo’s India tax returns, provided that: (i) amounts deducted for compensation payable to SMIHC for services other than any services provided by Spivak, will not exceed 125% of SMIHC’s allocable costs for providing such services; (ii) amounts deductible for compensation for Spivak’s advisory services will not exceed the larger of the compensation accrued, paid, or payable for that period to the highest paid officer of GTC, or five percent (5%) of IndiaCo’s gross revenues, (iii) this Section 14.7 participation payable to GTC will not be deducted; and (iv) if there were losses in a prior year as computed on a pro forma basis, the losses may be carried forward for purposes of computing Pro Forma Profit Before Tax, regardless of whether such losses may be carried forward for purposes of computing IndiaCo’s taxable income under India law.

14.7.2.  Any accountings rendered hereunder may be altered to cure omissions or errors. Reports for the participation described in this Section 14.7 will be due within ninety (90) days after the filing of IndiaCo’s corporate tax returns for the relevant year, and will be adjusted pro rata for any tax years that include periods during the Term and periods not during the Term. Except as specified in this Section 14.7, this participation will be governed by Section 17.

15.        Payments to SMIG. GTC shall pay the following amounts to the Person designated by SMIHC from time-to-time:

15.1.     Phase A Services:

15.1.1.  For budgeted Formation Services, a Management Fee of fifteen Thousand Dollars ($15,000), payable on the first to occur of GTC Notifying SMIG to commence Formation Services, or on commencement of Remaining Phase A Services. For each month after India-LocalCo is formed, and until the Remaining Phase A Services commence, a Management Fee of Five Thousand Dollars ($5,000) per month, payable on the first business day of each month.

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15.1.2.  For budgeted Remaining Phase A Services, a Management Fee in the amount of Eighty-Five Thousand Dollars ($85,000), payable Twenty Two Thousand five hundred Dollars ($22,500) on commencement of Remaining Phase A Services, and Twelve Thousand five hundred Dollars ($12,500) per month, for five (5) months, payable on the first business day of each month. If Remaining Phase A Services continue for more than five (5) months, the Management Fee for each additional month is Ten Thousand Dollars ($10,000) per month, payable on the first business day of each month.

15.2.     Phase B Services: For budgeted Phase B Services, a Management Fee of Twelve Thousand Five Hundred Dollars ($12,500) per month for the initial twelve (12) months of Phase B, $17,500 per month for the next six (6) months of Phase B, and Twenty Five Thousand Dollars ($25,000) per month for the following twelve (12) months of Phase B. Thereafter, for the remainder of the Services Period, the Management Fee will increase on each anniversary date by not less than the total of five percent (5%) of the rate the prior year, plus the rate of inflation in India the prior year. The Management Fee will be paid on the first business day of the month.

15.3.     Management Services Agreements: For management services described herein with respect to each Management Services Agreement during the Services Period, other than the Management Services Agreement for India-LocalCo (compensation for which is included in the Management Fees for Phase A Services and Phase B Services), a Management Fee of Fifteen Thousand Dollars ($15,000) for formation of the LocalCo, payable prior to commencement of such services, and commencing when formed, Five Thousand Dollars ($5,000) per month, increasing on January 1 of each year by an amount equal to the higher of the cumulative rate of inflation in India, or the cumulative rate of inflation in the country in which the LocalCo is organized, computed from December 2023.

15.4.     Clinical Trials:

15.4.1.  With respect to each Clinical Trial in the Territory during the Services Period, a Management Fee equal to ten percent (10%) of the costs of the Clinical Trial, payable within ten (10) business days after each calendar month. For clarity, this refers to the actual cost, regardless of who pays for the trial and inclusive of contributions in kind.

15.4.2.  If the direct cost of the Initial Clinical Trial paid by GTC is less than Fifty Thousand Dollars ($50,000), a Management Fee of fifty percent (50%) of the savings.

15.4.3.  For any country in the world, outside of the Territory, in which results of a Clinical Trial in the Territory during the Services Period are cited for manufacturing, marketing, sale or distribution approval, or otherwise permit manufacturing, marketing, sale or distribution: (i) with respect to the United States, a Management Fee bonus of Five Hundred Thousand Dollars ($500,000), payable One Hundred Thousand Dollars ($100,000) within ten (10) days after receipt of such approval, Two Hundred Thousand Dollars ($200,000) one (1) year after approval, and Two Hundred Thousand Dollars ($200,000) two (2) years after approval, and (ii) with respect to each other country, One Hundred Thousand Dollars ($100,000) per country, payable Twenty-Five Thousand Dollars ($25,000) on the first to occur of ten (10) days after receipt of such approval, or ten (10) days after the first manufacturing, marketing, sale, or shipment of GTC Products into such country, Thirty-Seven Thousand Five Hundred Dollars ($37,500) one (1) year thereafter, and Thirty-Seven Thousand Five Hundred Dollars ($37,500) two (2) years after the due date of the first payment for such country.

15.5.     Manufacturing: A Management Fee equal to ten percent (10%) of the costs of manufacturing GTC Products in the Territory, payable within ten (10) business days after each calendar month during the Services Period and continuing thereafter with respect to each manufacturer selected during the Manufacturing and Distribution Period until the conclusion of all manufacturing activities by such manufacturer.

15.6.     Marketing Services: A Management Fee of fifteen percent (15%) of any costs incurred during the Services Period related to the creation and production of advertising, whether for business-to-business, for

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consumers, or otherwise and fifteen percent (15%) of the price of purchased media, including print, broadcast, television, streaming, social media, Internet, radio, or otherwise.

15.7.     Additional Services/Work Orders: For any Additional Services, Management Fees as provided for in the applicable Work Order, payable as provided for therein.

15.8.     Sales Agent: For SMIG’s sales agent and representative efforts pursuant to Section 11, (i) SMIG shall be entitled to retain a commission of fifteen percent (15%) of GTC’s Net Sales derived therefrom, whether received during or after the Term; and (ii) GTC shall reimburse all costs and expenses incurred by SMIG with respect to such services. The balance of the proceeds from such sales shall be remitted to GTC in accordance with Section 17.

15.9.     Certain Breaches: If GTC or any sublicensees, distributors, sales agents or customers of GTC sells, licenses or ships any GTC Products or GTC Methods in the Territory, and/or to or for the NGO Group in violation of Section 2.5 hereof, as minimum non-exclusive damages, GTC shall pay to SMIHC an amount equal to fifty percent (50%) of the consideration received by GTC from selling or licensing the GTC Products or GTC Methods improperly sold.

16.        Fees Costs and Expenses; Budgets; Deposits.

16.1.     General Principle. Except as provided in this Agreement, and regardless of whether included in a budget, the basic principle is that it is GTC’s responsibility to advance, reimburse or otherwise promptly and timely fund all fees, costs and expenses:

(i)	of, or related to all LocalCos;

(ii)	for the formation and registration of IndiaCo;

(iii)	incurred by SMIG related to IndiaCo Services; and

(iv)	arising from or related to Clinical Trials, regulatory filings and procedures, Intellectual Property Rights, and manufacturing, including in each instance, among other fees, costs and expenses, all budgeted, otherwise pre-approved, and/or reasonably necessary legal, accounting and expert fees, including SMIG’s fees for drafting and negotiating this Agreement; all filing, maintenance and similar fees; all office expenses, including rent for any LocalCo and/or IndiaCo offices in the Territory, and equipment, supplies and staff for each office; and all VAT, sales tax, excise fees, import fees, export fees, custom duties and similar fees, costs and expenses.

Without limitation of the foregoing, with respect to LocalCos and SMIG, among the fees, costs and expenses for which GTC is responsible are: all transportation, lodging, food and incidental costs incurred for local, national and international travel (business class or, when not available, first class for Kenin M. Spivak (“Spivak”) and Shekar Tirumalai (“Tirumalai“), provided that in no event will Spivak or Tirumalai be required to fly in a n inferior class to the class of travel utilized by GlobeStar’s chairman or CEO. For clarity, the costs for which GTC is responsible and liable includes all SMIG staff who participate in providing IndiaCo and/or LocalCo services (reasonably allocated for individuals who also have other duties), provided that GTC shall not be required to fund compensation paid to Spivak or Tirumalai. To the maximum extent feasible, legal and financial responsibility for payments to Third Persons engaged with respect to Clinical Trials, regulatory approvals, Intellectual Property Rights, manufacturing, and other IndiaCo Services will be LocalCo responsibilities. For clarity, these items are not SMIG’s financial responsibility and the Parties will take all reasonable steps to ensure that third Persons acknowledge and agree that SMIG is not liable for GTC’s financial obligations.

16.2.     Budget Approval. Each Work Order will include a budget for not less that the initial twelve (12) month period of that Work Order, unless another period is mutually agreed by the Parties. Without

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limiting the foregoing, Appendix 5.2.1 includes the approved budget for Phase A Services, and Appendix 5.2.2 includes the approved present estimated budget for the first twelve (12) months of Phase B Services, provided that such Phase B budget shall be updated during Phase A. To the extent practicable, budgets shall include all fees, costs and expenses related to the applicable period of the Work Order, as provided for in this Agreement, provided the Parties acknowledge that certain costs are incapable of being accurately budgeted, such as litigation fees and costs or negotiation fees and costs, both of which depend on the decisions and actions of adverse Third Persons. With respect to updates to the budget for the first twelve (12) months of Phase B Services, budgets for subsequent years of Phase B Services, or otherwise updated budgets for all Work Orders, GTC shall not unreasonably withhold consent to a budget recommended by SMIG as being reasonably necessary to achieve the objectives for that Work Order. GTC acknowledges that though Tirumalai will allocate a portion of his time to managing IndiaCo, he and IndiaCo will require appropriate support and staff, and the number and compensation of such individuals likely will increase as activities expand, including the addition of LocalCos outside of India. It would be unreasonable for GTC to object to adequate staffing for IndiaCo and competitive compensation to attract and retain such staffing, including support, clerical, administrative, management and operating personnel. For clarity, the budgets for Formation Services, Phase A and Phase B do not include Management Fees, Clinical Trials, manufacturing costs or litigation.

16.3.     Spending Authority. Notwithstanding anything to the contrary in this Agreement, if SMIG or a LocalCo incurs a fee, cost or expense pursuant to this Agreement related to any items for which GTC is responsible pursuant to this Agreement, regardless of whether that item has been pre-paid by GTC or included in a Deposit, GTC is responsible for the cost of such item, without any requirement that SMIG or any LocalCo obtain any further approvals or consents from GTC, in the following circumstances:

(i)	all amounts included in a budget approved by GTC, including: (a) SMIG may re-allocate among items within each category, (b) SMIG may spend up to one hundred twenty percent (120%) of the amount budgeted for a category plus any savings realized in other categories, but, except as set forth in this Agreement, not more than the aggregate amount of such budget, inclusive of the contingency;

(ii)	any overbudget amounts caused by an event of force majeure, GTC’s breach of this Agreement or failure to timely provide to SMIG the information it seeks, or the failure or other breach of a Third Person;

(iii)	any overbudget amount caused by a decision made by GTC or approved of by Notice from GTC;

(iv)	any legal, expert or similar Third Person professional fees, or internal SMIG or LocalCo costs reasonably appropriate investigate Infringement or other claims, or to undertake litigation, negotiations, regulatory filings, or Intellectual Property Rights filings; or

(v)	as provided for in this Agreement with respect to indemnification, or otherwise.

16.4.     Deposit Guidelines. Except as set forth in this Agreement, including a Work Order, prior to each of commencement of any Work Order, formation of any LocalCo, entering into a contract for any Clinical Trial, execution of a manufacturing contract, commencement of litigation, or any other major activity not funded through a prior Deposit, or a top-up for a prior Deposit, GTC shall fund a Deposit computed by SMIG in accordance with the following principles: the guiding principle for each Deposit is that it will be sufficient to pay for not less than the following, to the extent not otherwise funded by direct payments previously made by GTC, or a previous Deposit: (i) the next twelve (12) months of SMIG Management Fees for that Work Order, plus (i) all SMIG fees, costs and expense for the next twelve (12) months of that Work Order, plus (iii) the next twelve (12) months of formation and operating costs for all LocalCos relevant to that Work Order, plus (iv) the next six (6) months of other budgeted costs for that Work Order, plus (v) any non-cancellable fees, costs or expenses of that Work Order that would be due within the next twelve (12) months, to the extent not otherwise

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included in a prior category. Unless GlobeStar reasonably objects to the Deposit or the payees computed by SMIG as being improperly computed in accordance with the principles hereof, GTC shall fund the Deposit within thirty (30) days after receipt of the funding Notice. If GTC reasonably objects, the Parties shall consult to resolve their difference, following which GTC shall promptly fund the Deposit.

16.5.     Top-Ups. For a Work Order that anticipates performance over a period exceeding six (6) months, if requested to do so by SMIG, not more often than quarterly, GTC will “top up” the Deposit so that it includes the amounts described in this Section 16 through the date twelve (12) months after the top up Deposit is made.

16.6.     Certain Specific Deposits. The Deposit for Formation Services (“FS Deposit”) is $77,000. The initial Deposit for Remaining Phase A Services (“Phase A Deposit”) is $350,000, or if Formation Services are combined with Remaining Phase A Services, a reduced total of $395,000. The Deposit for the Initial Clinical Trial (“ICT Deposit”) is estimated to be $55,000 and will be refined by SMIG during Phase A. The initial Deposit for the first year of Phase B Services (“Phase B Deposit”) is estimated to be $825,000 and will be refined by SMIG during Phase A. SMIHC intends to form IndiaCo at the inception of Phase A. If GlobeStar requests SMIHC to form IndiaCo prior thereto, GTC will pay a Deposit of $13,000 to reimburse the costs of such formation and the Phase A Deposit will be reduced by a like amount. For clarity, GTC is responsible for the cost for forming and registering IndiaCo, but not continuing corporate fees. If IndiaCo shares offices or similar corporate items with GTC there will be no allocation of the cost to SMIG, provided that if there is an additional cost for IndiaCo’s sharing the resource, that additional cost will be credited as a reduction against the next Management Fees thereafter payable to SMIG pursuant to this Agreement.

16.7.     Allocation of Deposits. As mutually agreed by the Parties, each Deposit may be allocated and deposited into multiple accounts, including accounts in the names of one or more LocalCos that are liable for the payment of such sums, and accounts designated by SMIG for Management Fees and amounts that will be incurred or paid by SMIG. Regardless of the number of accounts, the amounts so deposited for a single Work Order or activity are within the definition of “Deposit.” Subject to tax and legal advice, it is intended that pursuant to Management Services Agreements, IndiaCo or other SMIHC designee will have the right to cause payments to be made from such LocalCo bank accounts consistent with this Agreement.

16.8.     Payment of Costs. It is the Parties’ intention that the Deposits will pre-pay the fees, costs and expenses to be paid by LocalCos and SMIG, with the result that there always will be adequate funds to pay the foregoing. To the extent any Deposit is insufficient, within five (5) business days after receipt of an invoice from SMIG, or such longer period provided for in an invoice from a Third Person, GTC shall directly pay or reimburse, as requested by SMIG, the amounts shown as due.

16.9.     Return of Deposits. Any interest earned on the accounts holding the Deposit will be applied to pay fees of the accounts, and thereafter, net of taxes, to pay for fees, costs and expenses of the related Work Order. If the services to be provided pursuant to a Work Order ends, and all fees, costs and expenses related thereto have been paid, and there is a remaining balance in the account, unless GTC designates otherwise, the balance will be returned to GTC.

16.10.   IndiaCo Services. SMIG shall not be obligated to render any IndiaCo Services with respect to any Work Order prior to the completion of all required Deposits for that Work Order. SMIG may suspend or limit services if any Deposit is not topped up within thirty (30) days after SMIG requests such top up. No suspension of services relieves GTC of its obligations to pay Management Fees or reimburse SMIG’s fees, costs and expenses, or extends any Period.

17.        Certain Payment Procedures:

17.1.     Accounting Reports. Within ninety (90) days after the conclusion of each of the first three calendar quarters of the year and one hundred twenty days (120) days after the conclusion of the last calendar

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quarter of the year and until completion of the payment obligations herein, whether during or after the Term, each Party shall deliver to the other by Notice a report containing the following information:

(i)	with respect to GTC, its Net Sales from its sale of IndiaCo Products, if any and information available to it on the costs of Clinical Trials and manufacturing costs used to compute SMIG’s compensation hereunder;

(ii)	with respect to IndiaCo, (a) its Net Sales from its sale GTC Products and IndiaCo Products, its Net Sales from sublicensing, Net Recoveries, and any fees, costs or paid by IndiaCo that are funded by GTC, reimbursed by GTC, or to be reimbursed by GTC, (b) and information available to it on the costs of Clinical Trials and manufacturing costs used to compute SMIG’s compensation hereunder, and (c) if relevant to any payments due to GTC hereunder, Deductible Costs by major category and Product Net Profits; and

(iii)	with respect to both Parties, a computation of the total amounts payable to the other Party in U.S. Dollars for the applicable accounting period, together with the Exchange Rates used for conversion.

Any accountings rendered hereunder may be altered to cure omissions or errors. In case of litigation involving partial settlements, or multiple defendants in which some of the defendants settle, or when payment of legal fees and costs are not yet satisfied, the Party funding that litigation may maintain reasonable reserves from its gross receipts for anticipated expenses related to the computation of Net Recoveries for the next 12 months that are deductible hereunder. Each Party shall endeavor to reconcile and reduce reserves at the time of its annual report. Notwithstanding the foregoing, until six (6) months after Phase B commences, except with respect to the payment to SMIG of compensation pertaining to Clinical Trials, reports instead will be due within ninety (90) days after the second calendar quarter of the year and one hundred twenty days (120) days after the conclusion of the last calendar quarter of the year.

17.2.     Payment. Within thirty (30) days after issuance of the reports, the Party that has a net payable to the other Party shall pay such sum by wire transfer, without any deductions or withholding, except as required by applicable Rule.

17.3.     Disagreements. In the event of any disagreement regarding the computation of any royalty, fee, participation or expense, the portion not in dispute shall be timely paid or delivered and that portion in dispute promptly shall be deposited with a mutually agreed lawyer, accountant or other escrow.

17.4.     Currency. All payments due under this Agreement will be paid in U.S. Dollars. Conversion of foreign currency to U.S. Dollars will be made at the Exchange Rate as of closing of the last business day of the applicable calendar quarter.

17.5.     Late Payments. Any payment that is not paid on or before the date such payment is due under this Agreement will bear interest at the lower of (i) one and one half percent (1.5%) per month, or part of a month, and (ii) the maximum rate allowed by law. Interest will accrue beginning on the first day following the due date of payment and will be compounded monthly.

17.6.     Suspension Right. If GTC fails to pay any amounts due to SMIG pursuant to this Agreement and fails to cure any failure within ten (10) business days, SMIG may by Notice to GTC suspend providing services to GTC under this Agreement. The suspension of services by SMIG shall not be considered a breach of this Agreement by SMIG. If GTC pays past due amounts, SMIG’s suspension of services shall end, provided that if GTC fails to pay amounts properly payable within ninety (90) days after the commencement of a suspension, SMIG may by written notice to GTC terminate its obligations to render services to GTC under this Agreement. No suspension of services relieves GTC of its obligations to pay Management Fees or reimburse SMIG’s fees, costs and expenses, or extends any Period.

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17.7.     Records and Audits. Each Party shall maintain, and shall cause its Subsidiaries to maintain records required for the computation of amounts payable hereunder for at least two (2) years after the conclusion of the accounting period during which such amounts were initially reported. Each Party will have the right, at its expense, to have an authorized representative inspect such records for the purposes of verifying the accuracy of any reports and payments delivered under this Agreement. There will not be more than one audit in any calendar year. Any audit will occur during a mutually convenient period, during regular business hours at the location where records are located in a manner that does not interfere in Soma’s activities and for a period not to exceed thirty (30) days. The Parties may agree to an alternative method to perform the audit. The authorized representative shall concurrently deliver its report to both Parties. The Parties shall endeavor to reconcile any underpayment or overpayment within thirty (30) days after the authorized representative delivers the results of the audit. Any underpayment or overpayment shall be remitted to the other Party within five (5) business days from the date of the reconciliation. If the Parties cannot agree to a reconciliation within thirty (30) days, a neutral auditor shall be engaged to complete the audit. The cost of the neutral auditor shall be paid by the Party substantially at fault in the reconciliation. If the Parties agree, or an arbitrator determines, that any such audit revealed an underpayment in excess of ten percent (10%) in any calendar year, the underpaying Party shall reimburse the other for all reasonable amounts incurred in connection with such audit.

18.        IIP Period; Term; Termination of Term:

18.1.     IIP Period. The period of the license in IndiaCo-IP-G to GTC pursuant to this Agreement shall commence on the date on which GTC pays all sums due pursuant to the related Work Order and, shall continue thereafter on an exclusive basis in each country until there are no Valid Claims in that country and on a non- exclusive basis in perpetuity (the “IIP Period”). SMIG shall not have any early termination rights for the IIP Period.

18.2.     Term.

18.2.1.  The Period of the license in GTC-IP granted to SMIG pursuant to this Agreement shall commence on the Effective Date and, unless earlier terminated as provided herein, shall continue in full force and effect until there are no further Valid Claims (the “License Period”). GTC shall not have any early termination rights for the License Period, except as specified in Sections 18.3, 18.4.1, 18.4.2, or 18.4.3.

18.2.2.  The Period during which IndiaCo Services will be rendered shall commence on the Effective Date and, unless earlier terminated as provided herein, shall continue unless and until all IndiaCo Services are completed (the “Services Period”). GTC shall not have any early termination rights for the Services Period, except as specified in Sections 18.3, 18.4.1, 18.4.2, or 18.4.3.

18.2.3.  The Period of the manufacturing, distribution and sales agency rights granted to SMIG pursuant to this Agreement shall commence on the Effective Date and, unless earlier termination as provided herein, shall continue until the last to occur of the end of the License Period, Services Period and SMIG’s completion of all manufacturing, sales and Sublicenses for GTC Products entered into during the License Period or Services Period, and for up to one additional year for SMIG to sell is inventory of GTC Products (the “Manufacturing and Distribution Period”). GTC shall not have any early termination rights for the Manufacturing and Distribution Period, except as specified in Sections 18.3, 18.4.1, 18.4.2, or 18.4.3.

18.3.     Suspension of Term. If GTC does not obtain financing for Phase A and commence Phase A within ninety (90) days after the Effective Date, or if GTC does not obtain financing for Phase B and commence Phase B within one year after the Effective Date, SMIG may suspend its obligations under this Agreement at any time until the foregoing is cured upon ten (10) days prior Notice to GTC, without cause. Following such suspension: (i) all of GTC’s obligations to SMIG hereunder remain in full force and effect, and (ii) if GTC later obtains financing and sends a Notice to SMIG that it is prepared to commence Phase A or Phase B, as applicable, then within fifteen (15) business days thereafter, SMIG shall send a Notice to GTC that either terminates the

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suspension, or terminates the Term. If SMIG fails to timely send a Notice making such election, then by Notice to SMIG sent prior to the time SMIG sends such Notice, GlobeStar may terminate the Term.

18.4.     Termination Process.

18.4.1.  Termination by Both Parties. The Parties may terminate all or any Periods on a country-by-country basis by mutual written agreement on such terms as they may mutually agree in that agreement.

18.4.2.  Termination by Either Party. Either Party (the “terminating Party”) may terminate the Services Period, Manufacturing and Distribution Period, and/or License Period on a country-by-country basis by Notice to the other Party as follows: (i) if the other Party liquidates its assets or dissolves its business without first assigning this Agreement to a solvent Person, subject to the terminating Party’s approval of such assignee, not to be unreasonably withheld; or (ii) the other Party ceases its business operations without first assigning this Agreement to a solvent Person, subject to the terminating Party’s approval of such assignee, not to be unreasonably withheld. Under this clause, the effective termination date shall be the day specified in the termination Notice. If the terminating Party terminates any of the Services Period, Manufacturing and Distribution Period or License Period pursuant to this Section 18.4.2, then by Notice to the terminating Party, the other Party may then terminate the remaining Periods within sixty (60) days thereafter.

18.4.3.  Termination by GlobeStar. In the event that SMIG commits a material breach of this Agreement and fails to cure that breach within sixty (60) days after receiving Notice thereof from GlobeStar that sets forth in reasonable detail the nature of the material breach and the steps required to cure the breach, then, unless GTC’s material breach or non-performance is a material contributing factor to such breach, GlobeStar may terminate the portion of the Term that pertains to that breach by Notice to SMIG, i.e., the Services Period, Manufacturing and Distribution Period, and/or License Period, and in the country or countries to which that breach pertains. The termination Notice may not be sent prior to the expiration of the sixty (60) day cure period, or after SMIG has substantially cured the material breach. A termination Notice will be effective ten (10) days after SMIG receives the Notice, provided if SMIG files an arbitration demand disputing GlobeStar’s right to terminate prior to the end of the ten (10) day period, the termination will be deferred until the time, if any, the arbitration finds in favor of GTC, or as mutually agreed by written amendment hereto by the Parties. If GlobeStar terminates any of the Services Period, Manufacturing and Distribution Period or License Period pursuant to this Section 18.4.3 by Notice to GTC, SMIG then may terminate the remaining Periods.

18.4.4.  Termination by SMIG.

18.4.4.1.            SMIG may terminate the Services Period, Manufacturing and Distribution Period and/or License Period on a country-by-country basis at any time by Notice to GTC, without cause. Under this clause, the effective termination date shall be sixty (60) days from when GTC receives such Notice. Notwithstanding the foregoing, if GTC has fully paid for any particular phase of IndiaCo Service, IndiaCo shall complete those services.

18.4.4.2.            In the event that GTC commits a material breach of this Agreement and fails to cure that breach within sixty (60) days after receiving Notice thereof from SMIG that sets forth in reasonable detail the nature of the material breach and the steps required to cure the breach, then, unless SMIG’s material breach or non-performance is a material contributing factor to such breach, SMIG may (i) terminate the Period or Periods that pertain to that breach by Notice to GlobeStar, and/or (ii) if the breach pertains to SMIG’s sales and distribution rights, send a Notice to GlobeStar (a “Put Notice”) that requires GTC to acquire SMIG’s manufacturing, sale agent and distribution business activity regarding GTC Products described herein. For repetitive breaches within eighteen (18) months, the cure period will be reduced to ten (10) days. The termination Notice or Put Notice may not be sent prior to the expiration of the cure period, or after GTC has cured the breach.

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In its termination or Put Notice, SMIG shall set forth the effective date of termination and/or the Put, which may not be more than six (6) months after the date on which the Notice is sent. If SMIG sends a Put Notice, then Section 18.5 shall govern the process with respect thereto.

18.4.4.3.            If GlobeStar merges with or into another Person and following such merger the majority of the members of the board of directors of the combined company is not comprised of individuals who prior thereto were members of the board of GlobeStar and the chief executive officer of the combined company is not the chief executive officer of GlobeStar prior to the other party to the merger acquiring a financial interest in GlobeStar, or if more than fifty percent (50%) of the shares of GlobeStar are acquired by a Third Person or a group of Third Persons in a transaction or series of transactions, or if GlobeStar sells substantially all of its assets, then SMIG may do either or both of the following by sending a termination Notice and/or a Put Notice to GlobeStar sent until six (6) months after SMIG is informed of such transaction by Notice from GTC:

(i)	Terminate the Services Period on prior Notice of six (6) months to CTC and at such termination receive from GTC and any successor payment in the sum of (a) all fees, costs and expenses then payable to SMIG for the IndiaCo Services, (b) all Management Fees reasonably projected to be due during the three year period following such termination, (c) an amount equal to 2.99x the aggregate Management Fees payable for the twelve (12) month period prior to the giving of Notice.

(ii)	SMIG may require that GTC acquire SMIG’s manufacturing, sale agent and distribution business activity regarding GTC Products described herein. If SMIG sends a Put Notice, then Section 18.5 shall govern the process with respect thereto.

If SMIG exercises the foregoing rights to both terminate the Services Period and exercise its Put right, and GTC does not dispute the foregoing, GTC may then terminate the Term by prior Notice of sixty (60) days, but not prior to the second to occur of the termination date for the Service Period set by SMIG and the closing of the purchase of SMIG’s sales and distribution business. No such termination will interfere in or modify the payments described above.

18.5.     Put Process. If SMIG sends a Put Notice pursuant to Sections 18.4.4, then at the effective date of the Put designated by SMIG in its Put Notice, GTC or its designee will acquire ownership of the manufacturing, sale agent and distribution business activity described herein upon payment of the purchase price in cash computed as provided for in this section. The purchase price will equal the fair market value of such business, which shall be not less than the reasonable base case projection of SMIG’s direct margin from such business for the fifteen (15)-year period commencing on the Put effective date set forth in the Put Notice, discounted to the Put effective date at a discount rate equal to four percent (4%) above the average Fedfunds rate in the United States at the time of giving of the Put Notice, provided that in such computation any compensation paid or payable for Spivak’s services shall be disregarded. Every effort will be made by the Parties to conclude all related activities and documentation so that payment is timely made and the transaction closes on the Put effective date set forth in the Put Notice, but SMIG shall not be required to transfer the business to GTC until payment of the purchase price is complete. The transaction will be structured to give the seller capital gains treatment for tax purposes, and will include no holdbacks. The sale will be on a quitclaim, “as is” and “where is” basis, with representations and warranties limited to the sellers’ knowledge of any breaches, third party claims, violations of law, encumbrances, liens, defects of title, or material errors in the historical numbers used to compute the discounted present value. No representations or warranties will survive closing, and the purchaser shall fully indemnify the sellers for all activities after closing thereof. Any dispute will be resolved by arbitration as provided for herein. If there is a delay in closing beyond the Put effective date set forth in the Put Notice, without limiting SMIG’s remedies to seek damages and/or specific

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performance, GTC will pay interest on the purchase price at the rate equal to two hundred percent (200%) of the discount rate.

18.6.     Effect of Termination.

18.6.1.  General. Upon expiration or termination of a particular Period pursuant to any of the provisions of this Section 18: (i) except as provided for herein, the relevant rights and licenses granted to the other Party in the relevant country or countries herein shall terminate, all rights in and to and under the relevant Intellectual Property Rights in the relevant country or countries will revert to Party who owns or created those rights and the other Party shall cease further use or exploitation of the relevant Intellectual Property Rights in that country or countries; (ii) all Sublicense agreements shall survive the termination of this Agreement each Party shall continue to pay any compensation payable pursuant to this Agreement with respect to such Sublicense agreements, and (iii) GTC shall pay to SMIG any accrued and unpaid Management Fees or other sums due to SMIG.

18.6.2.  Termination by SMIG for GTC’s Breach. In addition to its other rights or remedies arising from GTC’s breach, all of which are reserved, if SMIG terminates the Services Period pursuant to Section 18.4.4.2, GTC shall pay SMIG the amounts specified in clause (i) of Section 18.4.4.3.

18.6.3.  Accruing Obligations. Termination or expiration of the Term shall not relieve the Parties of obligations accruing prior to such termination or expiration, including obligations to pay amounts accruing up to the date of termination or expiration.

18.6.4.  Survival. The Parties’ respective rights, obligations, and duties under Sections 1, 3, 4, 18.6, and 23 through 33, and any rights, obligations, and duties which by their nature extend beyond the expiration or termination of the Term, shall survive any expiration or termination of the Term.

V.          Certain Other Provisions

19.        Cooperation; Approvals:

19.1.     Documents. Each Party shall promptly execute, acknowledge, deliver and file, or promptly procure the execution, acknowledgement, delivery and filing, of any and all further agreements and instruments which may be necessary or expedient to effectuate the purposes of this Agreement.

19.2.     Consultation. The Parties shall regularly consult regarding major issues to be determined by the Parties, or either of them, regarding the subject of this Agreement.

19.3.     Control. Except as set forth in this Agreement, as between the Parties, with respect to IndiaCo Services and GlobeStar’s other rights hereunder, GlobeStar has the final decision as to the matters for which such services are provided, with such approval right to be exercised reasonably, promptly and in accordance with the Parties respective rights and obligations hereunder. GlobeStar is responsible for any additional costs arising from any delay or inconsistency in its decisions. Except as set forth herein, with respect to SMIG’s exercise of its distribution and sales agency rights, matters pertaining to IndiaCo-IP, IndiaCo Products, and/or SMIG’s other rights hereunder, SMIG shall have the right to control its activities hereunder, provided that SMIG shall not willfully sell or ship products to Persons in locations where it SMIG knows it would be unlawful to do so. Notwithstanding the foregoing, no Party shall be required to do or not do something that violates any Applicable Law or its rights pursuant to this Agreement.

19.4.     Process. Where this Agreement requires that GTC or GlobeStar approve of, or consent to, a budget, plan, contract, action, waiver or other matter to be undertaken by SMIG, GTC shall act promptly to consult with SMIG and to obtain all information reasonably necessary for it to make a decision. If GTC or GlobeStar does not approve, disapprove, consent, or fail to consent to the SMIG request within ten (10) business days after the Notice request such approval (or such lesser period if exigencies so require), such

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request shall be deemed approved. In no event shall GTC condition its approval or consent on a variance from the terms of this Agreement, except that GTC may do so where the SMIG request is for a waiver of the terms of this Agreement, provided that any GTC conditions are reasonable and consistent with the overall premises of this Agreement.

20.        First and Last Refusal Rights:

20.1.     Refusal Rights. During the Term, if GTC proposes to seek distribution, sales agents, manufacturing, licensees or other services in all or any countries of the Territory or to or for the NGO Group with respect to any GTC product, Intellectual Property Rights, or service, other than a GTC product, Intellectual Property Right or service licensed to SMIG hereunder in the Territory, then prior to soliciting, discussing or negotiating with any Person to undertake the foregoing, GTC will send a Notice to SMIHC setting for the rights GTC proposes to exercise and strictly complying with the following:

20.1.1.  Negotiation. For a period of sixty (60) days after SMIHC receives the Notice, GTC and SMIHC shall negotiate exclusively with respect to SMIG undertaking such activities in such countries, provided that by Notice to GlobeStar, SMIHC may waive or shorten this period. If the Parties do not reach agreement within such sixty (60) day period, or if agreement is reached and the transaction does not close within one hundred twenty (120) days after SMIHC receives such Notice, then GTC may seek Third Persons to undertake such activities in such countries and may negotiate and enter into agreements with other Persons with respect thereto, but may not enter into any binding agreement with any Third Person with respect thereto without first strictly complying with the refusal rights described in Section 20.1.2. The foregoing rights will revive as to any such activities and countries for which GTC does not enter into a transaction with a Third Person within nine (9) months after the end of the foregoing period.

20.1.2.  Matching. If, after satisfying its obligations under Section 20.1.1, GTC receives a bona fide offer from a Third Person for such activities and GTC intends to accept such offer, then before doing so, and, in any event, prior to and as a condition to, the effectiveness of such agreement, GTC shall send a Notice to GTC that includes a complete and unredacted copy of the contract and other deal memoranda for the proposed transaction, and offers to SMIG the irrevocable right and option for ten (10) days to select a designee to enter into such agreement in place of the Third Person on the same terms, except that Sections 17 to 33 of this Agreement, excluding Section 20 and inapplicable provisions of Section 18 shall replace the equivalent provisions of the proposed contract. If SMIG does not send GTC a Notice accepting that offer within that period, the offer will expire and within the following one hundred twenty (120) days GTC may enter into that proposed agreement with the Third Person. If GTC does not enter into that agreement with the Third Person within such period, then SMIG’s right of last refusal will revest and shall pertain to subsequent offers received by GTC.

21.        Compliance with Law: During the Term, each Party represents and warrants that it will comply, and will ensure that its Subsidiaries and Sublicensees comply, with all local, state, federal and international laws and regulations relating to the development, manufacture, use, sale and importation of products and services. Without limiting the foregoing, each Party represents and warrants, on behalf of itself and its Subsidiaries and Sublicensees, that they shall comply with all laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. Each Party hereby gives written assurance that it will comply with, and will cause its Subsidiaries and Sublicensees to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its Subsidiaries or Sublicensees, and that it will indemnify, defend, and hold the Indemnitees harmless (in accordance with Section 31) for the consequences of any such violation.

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22.        Data Security: During the Term, each Party will comply with any applicable data protection and privacy legislation in force anywhere in India and the United States and shall (i) establish and maintain appropriate administrative, technical and physical safeguards to protect the security, integrity, confidentiality and availability of Data; (ii) protect against any actual or anticipated threats, hazards, viruses, unauthorized or unlawful access to, use of, or disclosure of, Data; (iii) within seventy-two (72) hours Notify the other Party of any actual or suspected breach of this Section 21, if any Data is or is suspected to be lost, stolen, corrupted, used or disclosed to any Third Person except in accordance with this Agreement and fully cooperate with the other Party to investigate and resolve any such Data event; (iv) ensure that those to whom the Party provides access to Data are aware of and comply with the provisions of this Section 21; and (v) maintain, and upon request provide the other Party with a copy of, data privacy, security, and disaster recovery policies and procedures applicable to such Data.

23.        Confidentiality:

23.1.     Definition. “Confidential Information” means all information that is of a confidential and proprietary nature to GTC or SMIG and provided by one Party (the "Discloser") to the other Party (the "Recipient"), provided that information shall not be considered Confidential Information of a Discloser under this Agreement to the extent that the Recipient can establish by competent written proof that such information: (i) was in the public domain at the time of disclosure; or (ii) later became part of the public domain through no act or omission of the Receiving Party, its employees, agents, successors or assigns in breach of this Agreement; or (iii) was lawfully disclosed to the Receiving Party by a Third Person having the right to disclose such information not under an obligation of confidentiality; or (iv) was already known by the Receiving Party at the time of disclosure; or (v) was independently developed by the Recipient without use of the Discloser’s Confidential Information.

23.2.     Protection and Marking. During the Term and for a period of thirty-six (36) months thereafter, all Confidential Information disclosed by Discloser in tangible form, and marked “confidential” and forwarded to the Recipient, or if disclosed orally, is designated as confidential at the time of disclosure: (i) is to be held in strict confidence by the Recipient, (ii) is to be used by the Recipient only as authorized in this Agreement, and (iii) shall not be disclosed to any Third Person by the Recipient, its agents or employees without the prior written consent of the Discloser or as authorized in this Agreement. Each Party has the right to use and disclose Confidential Information of the other Party reasonably in connection with the exercise of its rights under this Agreement, including without limitation disclosing to Subsidiaries, Sublicensees, investors, insurers, acquirers, potential investors, insurers and acquirers, and others on a need to know basis, if such Confidential Information is provided under conditions which reasonably protect the confidentiality thereof. The Recipient’s obligation of confidence hereunder includes, without limitation, using at least the same degree of care with the Discloser’s Confidential Information as Recipient uses to protect its own Confidential Information, but always at least a reasonable degree of care.

23.3.     Disclosure Required by Regulatory Authority, Court Order, or Law. If the Recipient is required to disclose Discloser's Confidential Information, or any terms of this Agreement, pursuant to the order or requirement of a Regulatory Authority, court, administrative agency, or other governmental body or applicable Rule, the Recipient may disclose such Confidential Information or terms to the extent required, provided that the Recipient shall use reasonable efforts to provide the Discloser with reasonable advance Notice thereof to enable the Discloser to seek a protective order and otherwise seek to prevent such disclosure. To the extent that Confidential Information so disclosed does not become part of the public domain by virtue of such disclosure, it shall remain Confidential Information protected pursuant to this Section.

23.4.     Publicity. Notwithstanding the foregoing, the Parties may issue press releases and otherwise advertise and publicize its activities under this Agreement, provided that no press release shall mention SMIHC or any affiliate or officer thereof without SMIHC’s prior approval by Notice. The Parties shall consult prior to issuing any such press releases announcing this Agreement or any amendment, suspension or termination of

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any Period hereof. After announcement of this Agreement, the foregoing is not intended to prohibit: (i) the Parties and their officers, directors and advisors from engaging in lawful public communications that accurately describe and lawfully promote the Parties’ business activities pursuant to this Agreement, provided that the Parties shall not thereby disclose Confidential Information, or (ii) SMIG from engaging in marketing, sales or distribution activities pursuant to this Agreement.

23.5.     Not Exclusive. Except as set forth herein, neither Party is exclusive to the other Party. Notwithstanding the foregoing, during Phase A Services and Phase B Services, provided GTC timely pays SMIG and is not in breach or default of any obligations hereunder, IndiaCo will not undertake services substantially similar to the Phase A Services or Phase B Services in India with respect to products that are substantially similar to GTC’s MS Licensed Products. For clarity, except as set forth in this Agreement, SMIG and its Affiliates may advise, invest in, render services for, create opportunities for, distribute for, supply products to, and otherwise engage in activities that are directly competitive to GTC, or on behalf of customers or vendors to GTC. Except as set forth herein or prohibited by law, nothing herein restricts SMIG or its Affiliates from rendering services for others or acting as a principal in any business, including actual or potential competitors, vendors or customers of Client. The Parties acknowledge and agree that Spivak and Tirumalai serves on boards of directors of, invest in, and advises, companies in health care, some of which may have interests in MS diagnostics and therapeutics and some of which may be conducting or hereafter undertake Clinical Trials, regulatory filings and Intellectual Property Rights filings, including in the Territory. The foregoing is not a breach of this Agreement. SMIG shall devote such time to its activities hereunder as it deems appropriate thereto. In the event SMIG is an investor in, or rendering services for, a Person who engages in a transaction with GTC for which SMIG also renders services hereunder, except to the extent prohibited from doing so by a non-disclosure agreement or applicable Rule, SMIG will so advise GTC.

23.6.     Compliance with Law. Each Party shall comply with all laws applicable to its activities under this Agreement and its business in general. In undertaking its activities hereunder, SMIG is not required to do anything unlawful, or to facilitate any activity or transaction that would violate the laws of any applicable jurisdiction. Each Party may do or refrain from doing that which it believes to be appropriate pursuant to applicable Rule after consultation with qualified counsel.

24.        Non-Solicitation: Unless otherwise agreed in writing by the Parties, during the Term and for a period of one (1) year after termination of the Term, neither Party shall directly or indirectly, engage, employ or solicit to employ or engage as a consultant or other independent contractor, on their own behalf or on behalf of any other Person, the personal services of any individual who was employed by the other Party with respect to the activities described herein, unless and until that individual ceases to be employed by such Party or any affiliate or Subsidiary thereof for a period of at least one (1) year. In the event of any violation of this provision, as liquidated damages, the Party violating this provision shall pay the sum of $500,000 per occurrence to the other Party. The Parties acknowledge that Spivak is an advisor to GlobeStar on matters that do not include the negotiation and approval process of this Agreement. Accordingly, this Section 23 does not pertain to Spivak. The Parties also acknowledge that Spivak owns shares of GlobeStar and warrants to purchase shares of Globestar. It is not a breach of this Agreement for Spivak to provide advice to GTC and/or SMIG.

25.        Representations and Warranties: Except as set forth herein with respect to IndiaCo, each Party hereby represents and warrants and covenants to the other Party as of the Effective Date as follows:

25.1.     Such Party is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization as set forth in the introduction to this Agreement, with all requisite authority to enter into and perform its obligations under this Agreement.

25.2.     Such Party has taken or caused to be taken all necessary actions to authorize the execution, delivery, and performance of this Agreement, and this Agreement constitutes a valid and binding obligation of such Party enforceable in accordance with its terms.

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25.3.     The signatory for such Party has full authority to sign on behalf of such Party.

25.4.     Such Party has the right to enter into this Agreement without the approval or consent of any Third Person.

25.5.     The execution and delivery of this Agreement by such Party and the performance by it of its obligations hereunder do not and will not (i) violate any Rule, license, or agreement applicable to such Party, or (ii) contravene any provision of, or constitute an event of default under any contract, agreement, instrument or undertaking to which such Party is a party, or violate such Party’s articles of incorporation or bylaws.

26.        Further Representations by IndiaCo: Upon its formation, IndiaCo further represents, warrants, and covenants the following:

26.1.     It will perform IndiaCo Services in a professional and workmanlike manner, consistent with generally accepted industry standards and good commercial practices. The Acceptance process described in Section 5.7 shall be the sole remedy for breach of this representation.

26.2.     Except as expressly set forth in the applicable Work Order, all materials developed during the course of performing IndiaCo Services and delivered pursuant to a Work Order shall not infringe the rights of Third Persons and shall be delivered to GTC free and clear of any liens.

26.3.     The express warranties given in this Agreement are in lieu of all other warranties, express or implied, including any warranties that the work will be error-free or run without interruption or the implied warranties of merchantability and fitness for a particular purpose.

27.        Further Representations by GTC: GTC further represents, warrants, and covenants the following:

27.1.     GTC is the exclusive licensee of the entire right, title, and interest in and to the Patent Rights.

27.2.     The Soma License Agreement is in full force and effect, there is no outstanding breaches thereof and GTC will not breach any material provision of that agreement. GTC promptly will Notify SMIHC of any amendment, modification, termination, or breach of the Soma License Agreement by any party thereto.

27.3.     As of the Effective Date, all other licenses, including exclusive and non-exclusive, that GTC has granted to Third Parties that cover any aspect of GTC-IP have been terminated or are expired.

27.4.     GTC will not grant any other licenses, either exclusive or non-exclusive, with regard to GTC-IP during the Term of this Agreement and will not execute any licenses or other agreements relating to GTC-IP that are in conflict with the terms and conditions in this Agreement.

27.5.     Appendix A includes all rights GTC has related to the patents and patent applications listed therein and there are no other patents or patent applications, in any country, within GTC’s control that cover the same or similar subject matter of such listed in Appendix A.

27.6.     To the best of GTC’s knowledge and belief as of the Effective Date of this Agreement, there are no issued or pending patent applications relating to the Licensed Products or the Licensed Methods that would prevent SMIHC, IndiaCo or their respective Subsidiaries and Sublicensees, from exercising its rights under this Agreement.

27.7.     GTC has not been sued, nor received any threat of suit, concerning the Soma License Agreement or the subject matter of GTC-IP.

27.8.     There are no pending reexaminations, reissues, oppositions, or similar actions pending or threatened in any country for any of GTC-IP.

27.9.     GTC-IP is valid, enforceable, and does not infringe any Person’s rights.

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27.10.   This Agreement does not violate any rights held or asserted by Advanced Innovative Partners, Inc.

27.11.   GTC shall use best efforts to seek financing for Phase A, and if Clinical Trials are successful in supported regulatory approvals, also Phase B.

28.        No Other Warranties: EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY IS MAKING AND EACH IS EXPRESSLY DISCLAIMING ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE INDIACO-IP AND ANY PORTION THEREOF AND THE PERFORMANCE OF INDIACO SERVICES PURSUANT TO THIS AGREEMENT.

29.        Limitation of Liability:

29.1.     SUBJECT TO THE INDEMNIFICATION, REPRESENTATIONS, AND WARRANTIES EXPLICITLY PROVIDED HEREIN, NO PARTY WILL BE LIABLE TO THE OTHER, ITS SUBSIDIARIES, OR ANY SUBLICENSEE WITH RESPECT TO ANY LIABILITY ARISING FROM THE GTC PRODUCTS, GTC-IP, INDIACO PRODUCTS, INDIACO-IP, OR LICENSED METHODS, OR PERSONAL INJURY, OR PROPERTY DAMAGE ARISING FROM THE MANUFACTURE, SALE, OR DISTRIBUTION OF THE FOREGOING. NOTWITHSTANDING THE FOREGOING, WHEN SMIG IS A DISTRIBUTOR OF GTC PRODUCTS, GTC REMAINS FULLY LIABLE AND INDEMNIFIES SMIHC, INDIACO AND THEIR RESPECTIVE SUBSIDIARIES, SUBLICENSEES, CUSTOMERS AND ALL OTHERS CLAIMING THROUGH THE FOREGOING. SMIG HAS NO LIABILITY FOR THE ACTS, OMISSIONS OR DEBTS OF LOCALCOS.

29.2.     SMIG AND ALL AFFILIATES OF SMIHC AND/OR INDIACO AND EACH OF THEIR SUBLICENSEES AND THEIR AFFILIATES DISCLAIM ALL REPRESENTATIONS OR WARRANTIES OF FITNESS, MERCHANTABILITY, OR OTHER REPRESENTATIONS OR WARRANTIES PERTAINING TO THE EFFECTIVENESS, SAFETY, SIDE EFFECTS OR PERFORMANCE OF GTC PRODUCTS, GTC METHODS AND INDIACO PRODUCTS. AS BETWEEN THE PARTIES, IN ALL CIRCUMSTANCES AND ALL SITUATIONS, GTC SHALL BE LIABLE FOR THE FOREGOING.

30.        Force Majeure: If, solely as a result of Force Majeure, a Party is unable to timely perform one or more obligations hereunder, that Party shall be entitled to either extend the date for performance of such obligations for the lesser of the period the Force Majeure is the sole cause of non-performance, or the duration of that Force Majeure and ten (10) additional days by providing prompt Notice to the other Party. Except as set forth in this section, a Party’s failure to perform its obligations under this Agreement solely by reason of Force Majeure or by reason of the other Party’s non-performance arising from a Force Majeure is not a breach of this Agreement. Notwithstanding the foregoing: (i) no Party may delay any performance for more than six (6) months as a result of Force Majeure; (ii) within thirty (30) days after receiving invoices from the other Party, and regardless of the Force Majeure, the Party delaying performance as a result of Force Majeure shall promptly reimburse the direct out-of-pocket cost incurred by the other Party due to the late performance and the other Party shall be excused from any non-performance arising from the delay. Both Parties shall endeavor to avoid and reduce costs arising from any Force Majeure.

31.        Indemnification:

31.1.     Notification. GTC shall notify SMIG of any claim, threatened or filed cause of action, lawsuit, or other proceeding (collectively "Claims") related to GTC-IP and/or GTC Products within five (5) days after learning of such Claim(s).

31.2.     Indemnification. GTC will defend, indemnify, and hold harmless SMIHC, IndiaCo and their respective Subsidiaries and Sublicensees and the owners, directors, officers, employees, counsel, advisors, agents and representatives of each of the foregoing (the “Indemnified Parties”), from and against any and all claims, causes of action, lawsuits or other proceedings filed or otherwise instituted against any of the Indemnified Parties arising out of or related to all or any of: (i) GTC-IP, (ii) GTC’s use or license of IndiaCo-IP,

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(iii) GTC Products, (iv) IndiaCo Products, (v) LocalCos, excluding only acts taken by SMIG contrary to this Agreement or a Management Services Agreement that were neither approved by GTC nor disclosed to GTC prior to being taken, (vi) GTC’s breach of this Agreement, or (vii) any other matter pertaining to GTC’s acts or omissions, regardless of whether related to this Agreement.

31.3.     Manner of Indemnification. As to each of the Indemnified Parties: (i) GTC shall advance all costs, fees, expenses, settlement, judgements, penalties of any kind or character as incurred, including legal and expert fees and costs related to investigating, defending or settling such claims, so that the Indemnified Party is not required to advance any funds or obtain reimbursement therefor; (ii) if any allegation is made that would exclude any indemnification, GTC shall nonetheless provide full indemnification unless and until a non- appealable court judgment or final and non-appealable arbitration ruling determines that no indemnification was owing pursuant hereto, and in that event the Indemnified Party who received indemnification shall repay the amount specified by the court or arbitrator, as applicable. SMIG may at its own cost, participate through its own attorneys in the investigation, defense, settlement, or trial of any Claims for which any Indemnified Party is named as a defendant. GTC shall provide all assistance requested by SMIG in defending any Claims. For clarity, if Spivak or any company in which Spivak has a financial interest is a defendant in such action, the defense thereof shall be undertaken by lawyers and experts selected by Spivak and controlled by Spivak.

31.4.     Exceptions. GTC will have no obligation to defend, indemnify or hold harmless an Indemnified Party for any Claim that is based on: (i) that Indemnified Party’s gross negligence or willful misconduct that is sustained by a non-appealable court judgement; or (ii) a Claim of intellectual property misappropriation by that Indemnified Party that is sustained by a non-appealable court judgment, including any claims of intellectual property misappropriation related to the Patent Rights that is sustained by a non-appealable court judgement.

32.        Dispute Resolution:

32.1.     AAA. Except as set forth herein, or as necessary to obtain injunctive relief, specific performance, similar equitable relief or comply with an applicable Rule, any dispute, controversy or claim involving, arising out of or related to the validity, interpretation, application or enforcement of this Agreement or the transactions contemplated hereby, or any breach or application hereof or tort related hereto, including as to this Agreement’s existence and the validity, termination, scope or enforceability of this agreement to arbitrate (collectively a “Dispute”), shall be exclusively resolved by binding arbitration before the American Arbitration Association (“AAA”), whose rules applicable to commercial disputes shall apply except as modified by this Agreement and are hereby deemed to be incorporated herein by this reference. Service of any papers with respect to such arbitration may be effected by delivering any required papers in the manner described herein for Notices. Unless the Parties mutually agree otherwise in writing, the arbitration hearing shall take place in Los Angeles County, California, USA and the Parties consent to venue. The arbitration shall take place before one arbitrator, who shall be a retired judge. The language of arbitration shall be English and the arbitral award shall be final and binding on the Parties. The arbitrator shall have the right to award reasonable costs and expenses, including reasonable attorneys’ fees and expert witness fees, to the prevailing party. The cost of the arbitration shall be paid by the substantially losing party. Each of the Parties irrevocably submits to the exclusive jurisdiction of such arbitration proceeding, waives any and all objections it may now or hereafter have based on jurisdiction, venue, convenience of forum, or proceedings described herein and agrees that all claims in respect of such proceeding shall be heard and determined only by such arbitrator, and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court or tribunal. Counsel, parties and witnesses not located in the city in which the arbitration occurs may be deposed and appear at hearings remotely by videotelephony or online peer-to-peer services such as Zoom, Microsoft Teams and Skype. If there is no agreement on an arbitrator within 60 days after AAA provides a list of proposed arbitrators, then AAA shall appoint the arbitrator. The arbitrator shall comply with the provisions of this Section unless the parties to the arbitration consent in writing otherwise. THE PARTIES UNDERSTAND AND ACKNOWLEDGE THAT UNDER THIS SECTION EACH WAIVES THE RIGHT TO TRIAL BY JURY. The award of the

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arbitrator may be entered with any court whose jurisdiction covers the venue of the arbitration proceeding and such judgment may be enforced with the same force of law as the non-appealable judgment of a U.S. federal court and may be enforced worldwide against the parties and their assets. To the maximum extent permitted by applicable Rule, each Party hereby waives and covenants not to assert any defenses regarding the worldwide enforcement of a judgment hereunder, other than the defense that there has been a prior payment of the judgment, in whole or in part.

32.2.     Confidentiality. The Parties shall maintain the confidential nature of the arbitration proceeding, except as may be necessary to prepare for or conduct the arbitration hearing, as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award, the entry of an award in any court having jurisdiction thereof, the enforcement or the award, or as required by law or judicial decision.

32.3.     Court. If for any reason this Section 32 shall not be sufficient or enforceable as the exclusive means of resolving any and all disputes relating to this Agreement or any rights created hereby, then all such matters shall be adjudicated exclusively by state or federal courts in Los Angeles County, State of California, USA. Each Party agrees to submit to the jurisdiction of, and agrees that venue is proper in, New York County for any such legal action or proceeding.

32.4.     MCIA. Notwithstanding anything to the contrary in this Section 32, SMIG (and not GTC) shall have the right, at its sole election to elect to have any Dispute referred to and finally resolved by binding arbitration in accordance with the arbitration rules of the Mumbai Centre for International Arbitration (“MCIA”) for the time being in force, which rules are deemed to be incorporated by reference in this Section. The seat and venue of the arbitration shall be Mumbai. The arbitral tribunal will consist of three arbitrators. IndiaCo, GTC and SMIHC shall each appoint one arbitrator, who shall act as the presiding arbitrator. The language of the arbitration shall be English. Any award by the arbitral tribunal shall be made in writing and shall be final and binding on the Parties. The Parties undertake to carry out and comply with such award without delay and in accordance with applicable Rules. The arbitral tribunal shall also decide on the costs of the arbitration proceedings. GTC acknowledges and agrees that only SMIG shall have the foregoing right to elect to have a Dispute referred to and finally resolved by the MCIA. If by Rule GTC is required to have the foregoing right, GTC hereby waives such right.

32.5.     Continuing Exercise. When any Dispute is under arbitration, except for the matters under Dispute, the Parties shall continue to exercise their remaining respective rights and fulfil their remaining respective obligations under this Agreement to the extent such rights and obligations are not affected in any manner by the matters under Dispute.

32.6.     Exception. The arbitration provision herein shall not apply in the event a lawsuit is brought against both Parties by a Third Person; in such an event, a Party may file a cross-complaint in the same suit if the claim of the cross-complaint arises out of the transaction or occurrence that is the subject matter of the original action or of a counterclaim.

33.        General Provisions:

33.1.     Reference to Agreement and Sections. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any reference to this Agreement includes any and all recitals, permitted amendments, supplements, extensions, and renewals of this Agreement, including each Work Order, provided that unless expressly stated, references to sections within the main portion of this Agreement or any appendix, or Work Order refers to the sections of that portion of this Agreement.

33.2.     Construction. In this Agreement, unless the context clearly requires otherwise: (i) the plural and singular numbers shall each be deemed to include the other; (ii) the masculine, feminine and neuter

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genders shall each be deemed to include the others; (iii) “shall,” “will” or “agrees” are mandatory and “may” is permissive; (iv) “or” is not exclusive; (v) “includes” and “including” are not limiting and mean “without limitation;” (vi) “anticipates” and “anticipated” means that there is a current expectation or belief, but not a binding obligation; and (vii) “promptly” means within five (5) business days after request, unless the exigencies of the situation require a shorter period. Except as expressly set forth herein, all references to currency are to U.S. Dollars. Unless otherwise indicated in this Agreement, all accounting terms used in this Agreement shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with United States generally accepted accounting principles, applied in a consistent manner.

33.3.     Interpretation; SMI Conflicts; Legal Counsel.

33.3.1.       Each Party has had access to legal counsel of its choice prior to the execution of this Agreement and has obtained such advice as it has required to understand and negotiate this Agreement. Accordingly, this Agreement shall not be construed or resolved using any presumption against any Party. Any ambiguity or uncertainty shall be construed and interpreted according to the ordinary meaning of the words so as to fairly accomplish the purposes and intention of the Parties. The Parties waive the benefit of any statute or principal providing that in cases of uncertainty, language of a contract should be interpreted most strongly against the Party who caused the uncertainty to exist.

33.3.2.       Spivak is a shareholder of GlobeStar and Spivak Management Inc. (“SMI-Inc.”) has a consulting agreement with GlobeStar pursuant to which SMI-Inc. provides Spivak’s services to advise GlobeStar on certain matters. The Parties acknowledge that Spivak is the controlling owner of SMI-Inc. and SMIG and that Spivak is advising SMIG, not GTC, with respect to the terms and conditions of this Agreement, and any matter arising under this Agreement. Each Party waives any conflict of interest by SMI-Inc. or Spivak arising therefrom. Without limiting the foregoing, the Parties understand and agree that: (i) with respect to IndiaCo Services, and the other rights and obligations imposed on SMIG hereunder, and the rights and obligations imposed on GTC hereunder, SMI-Inc. and Spivak will be acting in the best interests of SMIG and not as an advisor to GTC; and (ii) SMI-Inc. and Spivak have no obligations pertaining to this Agreement or the performance thereof to GTC or its shareholders any greater than they would have if there was no other relationship between SMI-Inc. and/or Spivak and GTC. GTC for itself and its shareholders and creditors waives and releases SMI-Inc. and Spivak from any liability inconsistent with the foregoing. As among the Parties, no information learned by Spivak in any other relationship he may have now or in the future with GTC shall be deemed Notice to SMIG or information received by SMIG.

33.3.3.       It has been contemplated that Edward Swanson may render legal services for GlobeStar. Notwithstanding the foregoing, the Parties acknowledge that Swanson is an owner and general counsel of SMI Group LLC, SMIHC and is expected to be the same for IndiaCo; that he is an attorney for SMI- Inc. and Spivak, and has provided limited legal advice to GTC on matters unrelated to this Agreement and the transactions contemplated hereby. Swanson has acted, and will continue to act, as the attorney for SMIG with respect to this Agreement, including SMIG’s and GTC’s performance hereunder. Although Swanson may hereafter give GTC advice on related matters, such as potentially, GTC’s disclosure obligations pertaining to this Agreement or the terms of an agreement entered into by a LocalCo with a Medical Institution for a Clinical Trial, Swanson will not give GTC advice pertaining to its rights under this Agreement as to any subject where GTC and SMIG disagree, or may disagree. As to matters such as those cited, Swanson may refrain from giving advice if he believes it would be a conflict, or if SMIG does not consent. If any services for GTC would create a circumstance in which Swanson could not concurrently represent GTC and SMIG, Swanson will withdraw from representing GTC, particularly because he is an owner of SMIG. The Parties acknowledge and consent to the foregoing, and waive any potential and waivable conflict arising therefrom.

33.4.     Other Agreements. In the event of any inconsistency between the terms of this Agreement and the terms of any other agreement among the Parties, the terms of this Agreement shall govern as to the subject matter hereof unless the other agreements expressly provide otherwise. If all or any of GlobeStar,

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Soma, or any Affiliate thereof previously entered into, concurrently enter into, or hereafter enter into, any agreements, arrangements or understandings with all or any of SMI Group LLC, SMI-Inc., or any Affiliate thereof with respect to any matter whatsoever, such agreements, arrangements or understandings are not and will not be integrated with this Agreement. Except as expressly provided for in any such other written and fully executed and delivered agreement, in no event will the performance, non-performance, breach, or any other act or omission relating to arising out of this Agreement be used as a basis for, or a defense of, any act or omission under any such other agreements, arrangements or understandings. Unless expressly provided for in a written amendment to this Agreement executed by the CEO of GlobeStar and the CEO of SMIHC, in no event will the performance, non-performance, breach, or any other act or omission relating to arising out of any or all other such agreements, arrangements or understandings be used as a basis for, or a defense of, any act or omission under this Agreement. Each party hereby waives the right to assert any contrary position for any purpose and represents, warrants, covenants and agrees not to do so.

33.5.     Assignment. Neither GTC nor Soma may assign this Agreement without SMIHC’s and IndiaCo’s consent, except that Soma may assign this Agreement to GlobeStar or a Subsidiary thereof, and GTC may assign this Agreement in connection with a sale of substantially all of its assets, including the Patent Rights, to a purchaser that expressly and without reservation agrees to perform all of GTC’s obligations pursuant to this Agreement. SMIHC and IndiaCo may not assign this Agreement, except to an affiliate of SMIHC, unless the assignment is approved by GlobeStar, such approval not to be unreasonably withheld, conditioned or delayed, provided that SMIHC and/or IndiaCo may assign this Agreement to a purchaser of substantially all of its assets related to the performance of this Agreement, provided the purchaser expressly and without reservation agrees to perform all of SMIG’s obligations pursuant to this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors, and assigns. The Parties acknowledge that SMIG has the right to collaborate with, partner with, or engage a locally owned or controlled Person in any country to facilitate its activities hereunder, and no such transaction violates this Agreement.

33.6.     Third-Party Beneficiaries and Liability. Except as described in this Agreement, no Third Person is a beneficiary of this Agreement and no Third Person is a guarantor of the performance by either Party to this Agreement, nor shall any Third Person have any liability with respect to the performance by either Party to this Agreement. Indemnified Persons are intended Third Person beneficiaries of the indemnification provisions of this Agreement. GlobeStar and Soma are jointly, primarily and severally liable for the breach of any representation, warranty, covenant, agreement or obligation herein. A reference to action or obligation of “GTC” is to an action or obligation that may be performed by GTC and/or Soma, provided the other company shall cooperate in, and facilitate such action or obligation to the extent that furthers the purposes of this Agreement. Except as set forth in the next sentence (i) SMIHC is not a guarantor of, or liable for, the performance of IndiaCo, and (ii) IndiaCo is not a guarantor of, or liable for, the performance of SMIHC. From time-to-time, each of SMIHC and IndiaCo may delegate to a Subsidiary or affiliate the performance of all or any of its services and in such event, SMIHC and/or IndiaCo, as applicable, will remain liable to GTC for the performance of such Subsidiary or affiliate, but the Subsidiary or affiliate will not be liable to GTC. SMIG is not a guarantor of, or liable for, the performance of the LocalCos.

33.7.     No Partnership. This Agreement does not create a partnership, joint venture or fiduciary relationship. Each Party’s obligation to make payments to is that of a debtor only.

33.8.     Notices. Except as required herein, all notices, consents, approvals and other communications hereunder, including the commencement or subsequent communications pertaining to any arbitration or other legal proceeding arising hereunder (each, a “Notice”) shall be in writing and shall be deemed to have been received only if and on the first business day after received (i) by personal delivery, (ii) from an internationally recognized expedited courier service such as Federal Express, DHL or UPS, or (iii) as an “in the window” email or a PDF attachment to an email, provided, however, that receipt of the email either is confirmed by an automatically generated “read” receipt or by a return email from the recipient, or if the

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foregoing does not occur, the sender of the Notice also sends a copy by regular mail posted in the United States, or personal delivery, or by an internationally recognized expedited courier service such as Federal Express or UPS. Notwithstanding the foregoing, unless a Party in writing consents otherwise, all Notices are effective only if also provided by email. Unless a Party notifies the other Parties of new Notice information, the Notice information is set forth in the introductory paragraph to this Agreement. Required copies of each Notice shall concurrently be sent by email to ________.

33.9.     Governing Law. This Agreement will be governed by, and construed in accordance with, the substantive Rules of the State of California, USA without giving effect to any choice or conflict of law provision, except that questions affecting the construction and effect of any patent, copyright or trademark shall be determined by the Rules of the country in which the patent, copyright or trademark shall have been granted.

33.10.   Costs relating to this Agreement. GTC shall be responsible for and shall pay all legal and accounting fees in connection with the drafting and negotiation of this Agreement.

33.11.   Severability. If an arbitrator or other tribunal of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable or invalid in whole or in part for any reason: (i) such provision shall be in good faith adjusted rather than voided, if possible, to achieve the intent of the Parties, (ii) this Agreement shall be read as if the invalid, illegal or unenforceable words or provisions had to that extent been deleted, and (iii) the validity and enforceability of the remainder of this Agreement shall not be affected thereby unless an essential purpose of this Agreement would be defeated by the loss of the illegal, unenforceable, or invalid provisions.

33.12.   Entire Agreement. This Agreement expresses the complete and entire understanding of the Parties with respect to the subject matter hereof and supersedes and merges all prior and contemporaneous agreements, dealings, negotiations, promises, representations and communications regarding its subject matter (whether written or oral), between the Parties relating to the subject matter hereof other than the other agreements referenced herein. There are no representations, warranties or other agreements between the Parties (whether express or implied) in connection with the subject matter of this Agreement except as specifically set forth herein.

33.13.   Waiver; Modifications. No provision may be modified, amended or waived, and no Party’s rights or remedies be waived, except by a writing executed by authorized representatives of the Parties. Under no circumstance or conditions shall any other conduct be relied upon by the Parties.

33.14.   Counterparts and Signature Validity. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement that is binding on all Parties, notwithstanding that all Parties are not signatories to the original or the same counterpart. PDF signatures that are electronically transmitted shall be acceptable as if original signatures had been exchanged.

34.        Novation: After formation of IndiaCo, IndiaCo will sign a joinder agreement pursuant to which IndiaCo will become a Party to this Agreement on all of the terms and conditions set forth herein, including permitting execution in counterparts. Upon delivery of the Joinder Agreement to GlobeStar, Soma and SMIHC: (i) SMIHC, GlobeStar and Soma will execute and return a fully-executed copy of the Joinder Agreement; and (ii) provided only that SMIHC executes the Joinder Agreement and regardless of whether GlobeStar or Soma do so, SMIHC shall be relieved of any liability or responsibility for the representations, warranties, covenants, performance and omissions of IndiaCo whether pursuant to this Agreement or otherwise.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

GlobeStar Therapeutics Inc.:	SMI HealthCare LLC:

By: Spivak Management Inc., Manager
By: /s/ James C. Katzaroff
James C. Katzaroff, Chief Executive Officer
By: /s/ Kenin M. Spivak
Kenin M. Spivak, President

SomaCeuticals, Inc.	IndiaCo, in formation:*

By: /s/ James C. Katzaroff	By: /s/ Shekar Tirumalai
James C. Katzaroff, Chief Executive Officer	Shekar Tirumalai, Managing Director-designate

   *  This signature to be replaced by Joinder Agreement from IndiaCo after its formation.

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APPENDIX A: PATENT RIGHTS

(Dates are in month/day/year format)

Application No.	Patent No.	Country	Filing Date	Issue Date	Priority	Applicant	Title
14/793,970		US	07/08/2015	04/07/2020	PCT/IT2014/000207	De Silvestri, Fabrizio	TREATMENT OF MULTIPLE SCLEROSIS
14/429,097		US	08/08/2014		PCT/IT2014/000207	De Silvestri, Fabrizio	USE IN SINGLE PILL/TABLET/CAPS ULE OF MINOCYCLINE, FLUCONAZOLE AND ATORVASTATIN IN THE TREATMENT OF MULTIPLE SCLEROSIS
EP14790741 A		EP	08/06/2014		ITTR2014A000003A (08/04/2014)	De Silvestri, Fabrizio	USE IN SINGLE PILL/TABLET/CAPS ULE OF MINOCYCLINE, FLUCONAZOLE AND ATORVASTATIN IN THE TREATMENT OF MULTIPLE SCLEROSIS
PCT/IT2014 /000207		IT	08/06/2014		TR2014A000003 (08/04/2014)	De Silvestri, Fabrizio	USE IN SINGLE PILL/TABLET/CAPS ULE OF MINOCYCLINE, FLUCONAZOLE AND ATORVASTATIN IN THE TREATMENT OF MULTIPLE SCLEROSIS
2017506830		JP	08/06/2014			1) Decyl **** and Fabrizio, 2) MIYOSHI, Hidekazu,	Use of a single pill / tablet / capsule of minocycline, fluconazole and atorvastatin in the treatment of multiple sclerosis.

Globestar-SMIHC Collaboration Agreement (09-26-2023) Final.docx	Page 43 of 62

3) ITO, Masakazu, 4) HARA, Yuko,
201700051	EA	08/06/2014
2958057	CA	08/06/2014	De Silvestri, Fabrizio	USE IN SINGLE
PILL/TABLET/CAPS
ULE
MINOCYCLINE,
FLUCONAZOLE
AND
ATORVASTATIN IN
THE TREATMENT
OF AUTOIMMUNE
DISEASES OF TYPE
RELAPSING
REMITTING
MULTIPLE
SCLEROSIS OR
PROGRESSIVE
AIMED AT
IMPROVING THE
QUALITY 'OF LIFE
AND CONTEXT OF
DISABILITY SCALE
EDSS
2014800812 76	CN	08/06/2014	De Silvestri, Fabrizio	Use of a single pill / tablet / capsule of minocycline, fluconazole and atorvastatin in the treatment of multiple sclerosis
2014403312	AU	08/06/2014	De Silvestri, Fabrizio	Use of a single pill / tablet / capsule of minocycline, fluconazole and atorvastatin in the treatment of multiple sclerosis
25041917	IL	02/02/2017

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APPENDIX B: Territory

(Countries that presently are not members of the African Union)**

1	India
2	Bahrain
3	Bangladesh *
4	Bhutan *
5	Brunei
6	Indonesia
7	Jordan
8	Kuwait
9	Lebanon
10	Malaysia
11	Mauritius *
12	Nepal *
13	Oman
14	Pakistan *
15	Philippines *
16	Qatar
17	Saudi Arabia
18	Singapore
19	Sri Lanka *
20	Thailand *
21	Turkey
22	United Arab Emirates
23	Vietnam

(Members of the African Union) **

1	Burkina Faso
2	Federal Republic of Nigeria
3	Kingdom of Eswatini
4	Kingdom of Lesotho
5	Republic of Angola
6	Republic of Benin
7	Republic of Botswana
8	Republic of Cabo Verde
9	Republic of Côte d’Ivoire
10	Republic of Ghana
11	Republic of Guinea
12	Republic of Guinea-Bissau
13	Republic of Liberia
14	Republic of Malawi
15	Republic of Mali
16	Republic of Mozambique
17	Republic of Namibia
18	Republic of Niger
19	Republic of Senegal
20	Republic of Sierra Leone
21	Republic of South Africa
22	Republic of the Gambia
23	Republic of Zambia

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24	Republic of Zimbabwe
25	Togolese Republic
26	Arab Republic of Egypt
27	Central African Republic
28	Democratic Republic of Congo
29	Democratic Republic of São Tomé and Príncipe
30	Federal Democratic Republic of Ethiopia
31	Federal Republic of Somalia
32	Gabonese Republic
33	Islamic Republic of Mauritania
34	Kingdom of Morocco
35	Libya
36	People’s Democratic Republic of Algeria
37	Republic of Burundi
38	Republic of Cameroon
39	Republic of Chad
40	Republic of Djibouti
41	Republic of Equatorial Guinea
42	Republic of Kenya
43	Republic of Madagascar
44	Republic of Mauritius
45	Republic of Rwanda
46	Republic of Seychelles
47	Republic of South Sudan
48	Republic of the Congo
49	Republic of the Sudan
50	Republic of Tunisia
51	Republic of Uganda
52	Sahrawi Arab Democratic Republic
53	State of Eritrea
54	Union of the Comoros
55	United Republic of Tanzania

  *  Regulatory approval in India may clear most regulatory requirements for manufacture, sale and distribution of products in this country.

  **  The Parties acknowledge that there is little data on the potential for Licensed Products in some of these countries, particularly many of the African Union member countries, and that the introduction of Licensed Products in those countries for which the opportunity is uncertain, or smaller than other countries, likely will be delayed until sales and distribution are stabilized in more promising countries.

# # #

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APPENDIX 2.4: GTC Products

Globestar is planning a specific formulation of the three drugs listed below:

Minocycline

An oral tetracycline antibiotic. Used to treat bacterial infections including respiratory and urinary tract infections. The drug is currently being studied for relapsing-remitting multiple sclerosis (RRMS) or clinically isolated syndrome (CIS), referring to the first episode of neurologic symptoms that last at least 24-hours and are caused by myelin damage.

Fluconazole

An triazole antifungal. Used to prevent and treat a variety of fungal and yeast infections by stopping the growth of certain types of fungus. Studies using a combination of Minocycline & Fluconazole against candida albicans fungal growths proven effective, in vitro.

Atorvastatin

A Statin, HMG CoA reductase inhibitor. Commonly used to lower blood levels of LDL cholesterol, increase levels of HDL cholesterol and to lower triglycerides. It is also an effective immunomodulatory agent shown to prevent autoimmune encephalomyelitis in animal model studies.

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APPENDIX 5.2.1: PHASE A SERVICES WORK ORDER

Unless expressly stated otherwise, terms defined in the main portion of this Agreement have the same meanings in this Appendix.

I.          SERVICES*

* Distribution is not an IndiaCo Service, will be arranged by IndiaCo as described in this Agreement. Sales and Distribution is not an IndiaCo Service and will be arranged by IndiaCo as described in this Agreement.

Activity	Start	End	Dependency	Responsible
A. Formation Services
Identify Tax Counsel	Week 1	Week 2	Complete FS Deposit	IndiaCo and GTC

Establishing India-LocalCo

a.    Identifying and appointing Corporate Secretary

b.    Directors Registration and securing ID Numbers

c.    ROC Submission

d.    Regd. Office and related contracts.

e.    Tax ID

f.    GST ID

g.    Appointing Legal Counsel

	Week 2	Week 5	Advice of Tax Counsel; Information from GTC	IndiaCo and professionals
Accounting, infrastructure, and banking a. Identify and appoint auditor. b. Opening of Bank accounts	Week 4 Week 4	Week 6 Week 6	Post India LocalCo incorporation and receipt of Incorp Certificate	IndiaCo and professionals
Continuing maintenance activities	Remainder of year		Formation of India LocalCo	IndiaCo and professionals
B. Remaining Phase A Services
Form IndiaCo	Week 1	Week 4	Complete FS Deposit	India Co
Identification of Staff and Advisors	Week 1	Week 6		IndiaCo
Identification of a CRM system	Week 4	Week 6		IndiaCo
Communication	Week 4	Week 7	Information from GTC	IndiaCo

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a. Internal Protocols and formats (IndiaCo to GTC) Clinical Trial related updates	Week 14	Ongoing
Clinical Trial Registration a. Preparation of Company and Product Documentation for submission b. Submission for regulatory registration and acceptance a. DCGI b. ICMR c. CDSCO	Week 6 Week 8	Week 12 Week 12	Complete Phase A Deposit	IndiaCo with third party professionals
Completion of License and Approval Process		Week 14	Information from GTC	IndiaCo and Third party agent

Identify Medical Institution(s)

a.    Recommend full list to GTC
for selection and approval.

b.    Recommend shortlist
Medical Institution(s) for
clinical trials.

c.    Identify and contract with
government approved trial
agencies.

d.    Basis (b) above to engage in
discussions with Medical
Institution(s) for CT process
and costs.

e.    Finalize Medical Institution(s)
and contractual process

f.    Recommend specific MS
related patient groups to
GTC for decision making on
individual trials.

	Week 1 Week 3 Week 5 Week 9 Week 9 Week 14	Week 3 Week 4 Week 8 Week 13 Week 13 Week 20	Information from GTC	IndiaCo with inputs from GTC Negotiations with input from SMIHC
Negotiate and finalize phases for trials and reporting process to India-LocalCo and Authorities enable effective market authorization.	Week 20	Week 24	Receipt of all approvals from regulatory bodies and federal agencies to conduct trials with the stated Medical Institution; Information from GTC	IndiaCo and SMIHC

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Territory List and LocalCos

a.    Identify sequence of
territories for product
distribution.

b.    Plan to list activities to enable
timely entry to the stated
territories.

c.    List local regulatory and
statutory requirements to be
complied with for sales and
marketing.

d.    Management Service Agreements with Local Co’s

	Week 20 Week 24 Week 24 Week 24	Week 24 Ongoing to Phase 2 Ongoing to Phase 2 Ongoing to Phase 2		IndiaCo with input from SMIHC

Identify Mfg. options -India.

a.    List of options for initial pre-
clinical trial manufacturing

b.    List of options for long term
manufacturing (post
regulatory approvals)

c.    Territory based requirements
and options for distribution
from India or local
manufacturing.

	Week 14 Week 14 Week 24	Week 20 Week 20 Week 30	Information from GTC	IndiaCo
Distribution Network identification by location	Week 26	Week 34		IndiaCo
Communication with potential medical facilities and medical practitioners to use the approved product	Week 30	Ongoing	Trial initiation; Information from GTC	IndiaCo
Obtain regulatory approvals in India required to market, sell and distribute GTC Products in India	Week 36	Ongoing	Results of Clinical Trial	IndiaCo and professionals
With GTC, develop a preliminary plan for additional Clinical Trials	Week 48	Week 52	Information from GTC

Project Management Responsibilities, generally

●	Creating, maintaining, executing, and monitoring project plans
●	Identifying and mitigating project risks and issues
●	Developing, reviewing, authorizing, implementing, and managing Change Orders
●	Managing assigned personnel according to the defined scope of the project
●	Approving the requirements, timetable, personnel and budget
●	Arranging the provision of funds from Deposit and of personnel
●	Ensuring that major business risks are identified

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●	Ensuring business / operational support arrangements are put in place

II.          BUDGET *

   *   Budgets do not include SMIG Management Fees, GTC travel costs or any other legal, or accounting fees incurred by GTC (including fees for tax or corporate legal advice on the structure), Clinical Trial costs, manufacturing costs, or litigation.

A. Phase A - Formation Services
USD
Company Incorporation
Authorized capital (minimum)	$1,220
ROC Filing fees	$122
Consultant fee	$1,829
Corporate misc. expenses	$7,500
Sub-total	$10,671

Corporate Maintenance Costs
Admin staff	$3,659
General and admin costs	$3,659
Office rent	$9,000
Travel, Entertainment	$1,000
Audit, Compliance and Accounting	$3,800
Sub-total	$21,117

Total Formation Services, before Contingency	$31,788
Contingency (20%)	$6,358
Total Formation Services	$38,145

B. Remaining Phase A Services
USD
IndiaCo Formation Costs	$10,671
Regulatory Drug Registration process	$43,165
Regulatory Process Consultant	$18,293
Initial Clinical Trial Registration process and Licenses	$78,354
Legal Fees	$45,000
Travel Costs	$20,000
GST/FEMA/other Compliances	$28,293
Total Remaining Services, before Contingency	$243,774
Contingency (20%)	$48,755
Total Phase A Remaining Services	$292,529

III.          REPORTS

See Appendix 5.4.

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IV.          COMPENSATION

See main portion of Agreement.

V.          DEPOSIT

See Section 16 and other provisions of main portion of Agreement.

VI.          VARIANCES FROM MAIN PORTION OF AGREEMENT

None.

VII.          OTHER

None.

- END APPENDIX 5.2.1 -

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APPENDIX 5.2.2: PHASE B SERVICES WORK ORDER

Unless expressly stated otherwise, terms defined in the main portion of this Agreement have the same meanings in this Appendix.

I.          SERVICES*

* Distribution is not an IndiaCo Service, will be arranged by IndiaCo as described in this Agreement. Sales and Distribution is not an IndiaCo Service and will be arranged by IndiaCo as described in this Agreement.

A.          First Year of Phase B

Activity	Start	End	Dependency	Responsible
Develop full budget for First Year of Phase B for India	Week 1	Week 6	Phase B Deposit	IndiaCo with Input from SMIHC

Market Initiation for Sale in India

a.    Manufacturing Options to be
shortlisted

b.    Distribution Network to be
identified for India distribution
and possibly for territories in the
region

c.    Pricing mechanism for India

d.    Marketing strategy

a.    Institutions

b.    Practitioners

c.    Patients

d.    Government Bodies and
Hospitals

e.    Insurance Industry

f.    Pharma Industry

e.    Sales

	End of Phase 3 of clinical trials	End of Clinical Trials	Receipt of Market Authorization; Information from GTC	IndiaCo
Regulatory and Statutory in India a. Establish ongoing process for additional trials. a. Territory based b. For regulatory approvals of other countries where this Clinical Trial is accepted	Week 4	Ongoing	Post Clinical Trial; Information from GTC	IndiaCo

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b. Relationship management with concerned institutions and statutory bodies. c. Compliance Reporting a. India b. FDA c. Territory wise as required
Intellectual Property in India a. Rights protection process to be fully implemented. b. Filings for key Intellectual Property Rights in India.	Week 4	Week 12	Information from GTC	IndiaCo and lawyers

Manufacturing for India

a.    Develop a plan basis regional
volume of sales for
manufacturing in India

b.    Evaluate suitable manufacturers

c.    Shortlist Options for

a.    Commercial production

b.    Local and Territory wise
pack management
capability

c.    Pricing

d.    Territory based
requirements and
options for manufacture
from India or local
manufacturing.

d.    Negotiate with manufacturers
per ( c)

e.    Obtain factory and final
production licenses and
approvals required for
manufacturing in India.

Licensing and approvals for India
manufacturing and LocalCos in Territory
to be obtained

	Week 1 Week 4	Week 4 Week 8	Post Year 1 Phase B; Information from GTC	IndiaCo and professionals
Advisory Board	Week 4	Week 10	Information from GTC	IndiaCo

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a. Form Advisory Board and appoint members from industry and institutions

Additional Clinical Trials in India

a.    Identify need

b.    Create project plan and schedule
for the same

c.    Creating, maintaining, and
monitoring schedule of delivery

d.    Identifying and mitigating
project risks and issues

e.    Approving the requirements, timetable, personnel and budget

Authorizing the provision of funds

/personnel (internal or external

f.    Provide the same services as for
the Initial Clinical Trial

		Ongoing until additional trial data acceptable		IndiaCo and Medical Institutions

Develop plan and preliminary timeline
for countries of the Territory.

a.    Regulatory Approvals

b.    Intellectual Property Rights

c.    Clinical Trials, if any

d.    Local Sale Process

e.    Additional Trials required or not .
if yes, process for the same

f.    Manufacturing Options in
Territory countries.

i.    Evaluation of options

ii.   Costing

iii.  Licenses and Approvals

iv.  Timelines

v.   IP rights

g.    Marketing and Sub licensing

i.    Options to market and
distribution under
options available

ii.   Develop and implement
plans per (i) above.

iii.  Legal Contracts and enforceability

	Week 20	Week 40	Post Year 1 Phase B; ; Information from GTC	IndiaCo & GTC

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Develop full budget by the end of year one, for the Second Year of Phase B	Week 36	Week 40	Post month 6 of Year 1 Ph B	IndiaCo

Project Management Responsibilities, generally

●	Creating, maintaining, executing, and monitoring project plans
●	Identifying and mitigating project risks and issues
●	Developing, reviewing, authorizing, implementing, and managing Change Orders
●	Managing assigned personnel according to the defined scope of the project
●	Approving the requirements, timetable, personnel and budget
●	Arranging the provision of funds from Deposit and of personnel
●	Ensuring that major business risks are identified
●	Ensuring business / operational support arrangements are put in place

B.          Continuing Activities During Phase 2

1.	Identify, select, negotiate with, implement and monitor additional Clinical Trials.

2.	Maintain regulatory relationships, compliance, renewals and other approvals in in Territory.

3.	Continue Intellectual Property Rights filings and maintenance in India.

4.	Implement plan for Intellectual Property protections in remainder of Territory.

5.	Work with advisory board and as necessary recruit additional or replacement members.

6.	Continue to implement Manufacturing Plan, including identification, selection, and negotiations with potential additional or replacement manufacturers.

7.	Continue to evolve and implement marketing, sales and distribution plan, with a phased roll out among countries in the Territory and other SMIG customers (certain of these activities are not IndiaCo Services)

II.          BUDGET *

  *  Budgets do not include SMIG Management Fees, GTC travel costs or any other legal, or accounting fees incurred by GTC (including fees for tax or corporate legal advice on the structure, Clinical Trial costs, manufacturing costs, or litigation.

Phase B - Year 1

USD
Corporate Maintenance
Corporate Misc. Expenses	$7,500
Admin Staff	$14,634
General and Admin Costs	$14,634
Office Rent	$12,000
Travel, Entertainment	$36,000
Audit, Compliance and Accounting	$24,000
Sub-total	$108,768

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Regulatory
Regulatory Process Consultant	$36,000
Clinical Trials Registration Process and Licenses	$75,000
Clinical Trials Patient dose & Phase wise management	$80,000
Commercial Approval and Market Authorization	$72,000
R&D Filing and Reporting	$28,000
Legal Fees	$51,000
GST/FEMA/other Compliances	$28,293
Sub-total	$370,293

Advisory Board
Neurologist	$36,000
Senior Pharma Industry Professional/Leader	$36,000
Drugs Controller General of India	$36,000
Strategy consultant/Consulting expert	$36,000
Sub-total	$144,000

Sales
Sales Personnel - General	$27,000
Patient Sales Personnel	$13,500
Hospital Sales	$60,000
Travel, Entertainment, Collateral material	$25,000
Marketing and Business Development	$0
Sub-total	$125,500

Total Phase B-Year 1, before Contingency	$748,561
Contingency (20%)	$149,712
Total Phase B-Year 1	$898,274

III.          REPORTS

See Appendix 5.4.

IV.          COMPENSATION

See main portion of Agreement.

I.          DEPOSIT

See Section 16 and other provisions of main portion of Agreement.

II.          VARIANCES FROM MAIN PORTION OF AGREEMENT

None.

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V.          OTHER

None.

- END APPENDIX 5.2.2 -

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APPENDIX 5.4: REPORTS

Unless expressly stated otherwise, terms defined in the main portion of this Agreement have the same meanings in this Appendix.

In addition to financial reports and accounting information provided for in the main portion of this Agreement, the following reports will be provided as appropriate to the activities then being undertaken:

Phase	Activity	Reports to GTC
A	Developmental Plan monitoring roles and responsibilities

Outlines the roles and responsibilities of
project participants in the review, approval
and dissemination of information about
key project processes, events, and
documents.

Frequency: Approximately Week 8. To be
revised and updated prior to beginning of
Phase B

A	Company Incorporation	Procedure and process report for incorporation (pre- registration) Completion report with copy of all certificates and details (post registration) Frequency: Approximately Week 8 with periodic updates
A	Identify medical institution(s) to participate in Initial Clinical Trial, potentially including Apollo.	List of Institutions, their clinical trial process, phase wise schedule Regulatory performance and compliance process Frequency: Approximately monthly from Week 8 to start of Initial Clinical Trial
A	Accounting, Banking and Expense Reports	Quarterly; if possible, on-line access for LocalCo accounts.
A	Subject to GTC approval of potential medical institution(s) to participate in Clinical Trial(s), with GTC’s assistance, engage in discussions and thereafter negotiations for a Clinical Trial.	Comparative statements including financial, process, regulatory approval, licensing impact reports and documents to be submitted Frequency: As necessary
A	Monitor Clinical Trial(s) and act as local representative for GTC	Activity Reports (may be generated by Institution, with any comments from IndiaCo) Frequency: Monthly. As per ICMR and DCGI standard reporting formats.

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A	Preliminarily identify manufacturing options and costs to support budgeting for Phase B.	List of manufacturing options and costs to be submitted. Frequency: As necessary.
A	Develop a preliminary budget for Phase B.	Financial plan Frequency: by approximately Week 24 of Phase A
B	With assistance of medical institution(s) involved in the Clinical Trial, obtain all regulatory approvals in India required to market, sell and distribute GTC Products	Quarterly status reports
B	Intellectual Property Rights	Quarterly status reports
B	Project Tracking Log (to be generated by medical institution, with comments from IndiaCo)

Clinical Trial Protocols report
Protocol Documents
Calendar mapping with phases report
Threaded Document progress report
Archiving trial data report per Clinical Trial

Frequency: Quarterly and earlier if exceptions are reported.

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APPENDIX 9.3.1A, PATENT ASSIGNMENT

WHEREAS, the following party:

Name	Location

Fabrizio De Silvestri	Terni, Italy

hereinafter referred to as ASSIGNOR, is the inventor of the following patent:

Patent Number:	10,610,592

Issue Date:	Apr. 7, 2020

Title:	TREATMENT OF MULTIPLE SCLEROSIS

WHEREAS, 7 to Stand, Corp., having its principal office at P.O. Box 273, Bronxville, New York 10708, hereinafter referred to as ASSIGNEE, is desirous of acquiring ASSIGNOR’S interest in and to said patent and any foreign patents which are related to the same.

NOW, THEREFORE, TO ALL WHOM IT MAY CONCERN: Be it known that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by ASSIGNOR, ASSIGNOR has sold, assigned, and transferred and does hereby sell, assign, and transfer unto ASSIGNEE, and ASSIGNEE’S successors and assigns, (a) the entire right, title and interest, for the United States of America, in and to said patent and all the rights and privileges in any application and under any and all patents that may be granted in the U.S. from said patent, including all corresponding continuation, continuation-in-part, divisional, reissue, and reexamination applications; and (b) the entire right, title and interest in and to any foreign patents related to said US patent for all countries foreign to the U.S., including all rights of priority arising from them, and all the rights and privileges under any and all forms of protection, including patents, that may be granted in said countries foreign to the U.S. for them.

ASSIGNOR authorizes ASSIGNEE to make application for such protection in its own name and maintain such protection in any and all countries foreign to the U.S., and to invoke and claim for any application for patent or other form of protection for said invention(s), without further authorization from ASSIGNOR, any and all benefits, including the right of priority provided by any and all treaties, conventions, or agreements.

ASSIGNOR agrees to execute all instruments and documents required for the making and prosecution of the identified patent applications (and derivatives) for litigation regarding letters patent derived therefrom, and for the purpose of protecting and perfecting title to the identified patent application (and derivatives).

Assignor:

_______________________________________                    Date:    January 27, 2021

Fabrizio De Silvestri

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APPENDIX 9.3.1B: Confirmatory Grant of Exclusive License

The following parties have entered into an exclusive license agreement (“Agreement”) for the following patent as of August 21st, 2020 (the “Effective Date”) by and between 7 to Stand, Corp., a Delaware corporation, having its principal office at P.O. Box 273, Bronxville, New York 10708 (hereinafter “Stand” or “Licensor”) and SomaCeuticals, Inc., a Texas company having its principal office at 2500 Wilcrest Drive, Suite 300, Houston, Texas 77042 (hereinafter “Soma” or “Licensee”).

Stand has licensed the following patent to Soma on an exclusive basis:

Patent Number:	10,610,592

Issue Date:	April 7, 2020

Title:	TREATMENT OF MULTIPLE SCLEROSIS

Inventor:	Fabrizio De Silvestri

The exclusive license covers all of the rights that derive from the patent, as well as the rights to sublicense the patent, prosecute the patent, and enforce the patent.

SomaCeuticals, Inc.		7 to Stand, Corp.

By:	________________________	By	________________________
	James C. Katzaroff		Christian G. Fassetta
	President		Authorized representative
	Date: Jan. 27, 2021		Date: Jan. 27, 2021

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